Registration Statement No. 333-180300-03
Dated March 23, 2012
Securities Act of 1933, Rule 424(b)(2)

PRODUCT SUPPLEMENT NO. ACS-1 TO PROSPECTUS SUPPLEMENT
DATED MARCH 23, 2012 TO PROSPECTUS DATED MARCH 23, 2012

Credit Suisse

Auto-Callable Securities
Linked to One or More Indices or Shares

We, Credit Suisse, may offer from time to time auto-callable securities that may be linked to one or more indices or shares.  The specific terms of any such auto-callable securities that we offer, including the name(s) of the underlying index or indices or share or shares, will be included in the applicable pricing supplement.  If the terms described in the applicable pricing supplement are inconsistent with those described in this product supplement for auto-callable securities, in any accompanying underlying supplement or in the accompanying prospectus supplement and prospectus, the terms described in the applicable pricing supplement will prevail.  In this product supplement for auto-callable securities, we refer to the auto-callable securities as the securities.  The securities will have the following general terms:

•	The securities are unsubordinated unsecured obligations of ours and do not guarantee any return of principal at maturity.	•	The securities will be held in global form by The Depository Trust Company, unless the applicable pricing supplement provides otherwise.

•
Based upon the change in value of the underlying index or indices or share or shares, the securities may pay an amount in cash that may be more or less than the principal amount of each security prior to or at maturity, respectively.

The applicable pricing supplement will describe the specific terms of the securities, including any changes to the terms specified in this product supplement.  See “Description of Auto-Callable Securities” on page S-45.

Investing in the securities involves risks not associated with an investment in ordinary debt securities.  See “Risk Factors” beginning on page S-31.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this product supplement, any accompanying underlying supplement or the accompanying prospectus supplement and prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

March 28, 2013

TABLE OF CONTENTS

Page
Product Supplement

Summary	S-4
Auto-Callable Securities	S-4
Hypothetical Payouts on the Securities	S-15
Risk Factors	S-31
Credit Suisse AG	S-44
Description of Auto-Callable Securities	S-45
Use of Proceeds and Hedging	S-73
Auto-Callable Securities Offered on a Global Basis	S-73
Benefit Plan Investor Considerations	S-73
The Underlying Asset(s)	S-76
Material U.S. Federal Income Tax Considerations	S-76
Plan of Distribution (Conflicts of Interest)	S-82

Prospectus Supplement

Description of Notes	S-3
Plan of Distribution (Conflicts of Interest)	S-7
Incorporation by Reference	S-13

Prospectus
About This Prospectus	1
Limitations On Enforcement of U.S. Laws	2
Where You Can Find More Information	3
Forward-Looking Statements	4
Use of Proceeds	6
Ratio of Earnings to Fixed Charges	7
Capitalization and Indebtedness	8
Credit Suisse Group	9
CREDIT SUISSE	10
Credit Suisse (USA)	11
The Finance Subsidiaries	12
Description of Debt Securities	14
Description of Contingent Convertible Securities	39
Description of Certain Provisions Relating to Debt Securities and Contingent Convertible
Securities	52
Special Provisions Relating to Debt Securities or Contingent Convertible Securities Denominated
in a Foreign Currency	57
Foreign Currency Risks	60
Description of Warrants	62
Description of Share	65
Description of the Guaranteed Senior Debt
Securities of Credit Suisse (USA)	69
Description of the Guarantees of the Guaranteed Senior Debt Securities of Credit Suisse (USA)	71
ERISA	73
Taxation	75
Plan of Distribution (Conflicts of Interest)	92
Market-Making Activities	94
Legal Matters	95
Experts	96

We are responsible for the information contained and incorporated by reference in this product supplement and the accompanying prospectus supplement and prospectus. As of the date of this product supplement, we have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give you. We are not making an offer of the securities in any state where the offer is not permitted.  You should not assume that the information in this document or the accompanying prospectus supplement and prospectus is accurate as of any date other than the date on the front of this document.

The securities described in the applicable pricing supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisors. You should be aware that the regulations of the Financial Industry Regulatory Authority (“FINRA”) and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the securities.

We are offering the securities for sale in those jurisdictions in the United States where it is lawful to make such offers. The distribution of the relevant pricing supplement, the underlying supplement, if applicable, this product supplement or the accompanying prospectus supplement or prospectus (collectively, the “offering documents”) and the offering of the securities in some jurisdictions may be restricted by law. If you possess the offering documents, you should find out about and observe these restrictions. The offering documents are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom such offer or sale is not permitted. We refer you to the “Plan of Distribution (Conflicts of Interest)” section of this product supplement.

In the offering documents, unless otherwise specified or the context otherwise requires, references to “we,” “us” and “our” are to Credit Suisse AG (“Credit Suisse”) and its consolidated subsidiaries, and references to “dollars” and “$” are to U.S. dollars.

SUMMARY

The following summary describes the auto-callable securities linked to one or more indices or shares that we, Credit Suisse, may offer from time to time, in general terms only.  You should read the summary together with the more detailed information contained in the relevant offering documents, including this product supplement.  All of the information set forth below is qualified in its entirety by the detailed explanations set forth elsewhere in this product supplement, and in the accompanying prospectus supplement and prospectus. The pricing supplement for each offering of securities will contain certain specific information and terms of that offering and may also add, update or change the information contained in the other offering documents. If any information in the applicable pricing supplement is inconsistent with the other offering documents, you should rely on the information in that pricing supplement. It is important for you to consider the information contained in all the offering documents in making your investment decision.  We may also prepare free writing prospectuses that describe particular issuances of auto-callable securities.  Any free writing prospectus should also be read in connection with the relevant offering documents, including this product supplement.  For purposes of this product supplement, any references to an applicable pricing supplement may also refer to a free writing prospectus, unless the context otherwise requires.

We will sell these securities primarily in the United States, but may also sell them outside the United States or both in and outside the United States simultaneously. See “Plan of Distribution (Conflicts of Interest)” in this product supplement.

Auto-Callable Securities

General terms of the securities
Unlike ordinary debt securities, the securities do not guarantee any return of principal at maturity.  The securities generally do not pay interest, but may do so if so specified in the applicable pricing supplement.  The securities will (i) be subject to automatic redemption prior to maturity depending on the closing value of the underlying asset(s) (whether one or more indices, shares of common stock or shares of an exchange-traded fund) on any determination date, for an early redemption payment specified for the relevant determination date and (ii) if not redeemed early prior to maturity, pay an amount of cash, at maturity, that is greater than, equal to or less than the stated principal amount depending on the value of the underlying asset(s) on the final determination date and over the term of the securities.

The securities may also be issued with a buffered payment at maturity.  These securities will be subject to the same automatic redemption prior to maturity as described above, but, if not redeemed early prior to maturity, the payment at maturity will have a buffer against a specified level of negative performance of the underlying asset(s) on the final determination date only.  The payment at maturity on these securities will not depend on the value of the underlying asset(s) over the term of the securities.  If the applicable pricing supplement indicates that the securities are securities issued with a buffer amount, the provisions under “Description of Auto-Callable Securities—Payment at Maturity—for auto-callable buffered securities” will apply.

The examples provided in this summary below illustrate how the securities work by using an index or indices as the underlying asset(s) of the securities.  We may also link the securities to shares of one or more common stocks, American depositary shares representing the ordinary shares of one or more underlying companies, or shares of one or more exchange-traded funds in addition to or in lieu of an index or indices, as more fully described in “Description of Auto-Callable Securities” below.

Bull market auto-callable securities	For securities that pay you a positive return if the underlying asset(s) increases in value and expose you to risk of loss if the underlying asset(s) decreases in value, which we refer to as “bull market auto-callable securities,” you will receive for each security that you hold an amount in cash depending on the value of the underlying asset(s) on the final determination date and over the term of the securities, determined as follows:

Bull Market Auto-Callable Securities Linked to a Single Index
Automatic early redemption
If the closing value of the underlying index on any determination date other than the final determination date is greater than the initial index value, the securities will be automatically redeemed for an early redemption payment specified for the applicable determination date in the applicable pricing supplement.  The early redemption payment will be an amount of cash that is greater than the stated principal amount of the securities.

Payment at maturity
At maturity, if the securities have not previously been automatically redeemed, you will receive for each security that you hold an amount of cash which will vary depending on the value of the underlying index on the final determination date and over the term of the securities, as described below:

• If the final index value is greater than the initial index value: a fixed amount of cash specified in the applicable pricing supplement, which is greater than the stated principal amount

•      If the final index value is less than or equal to the initial index value but the index value has not declined to or below the specified trigger level at any time during the observation period: the stated principal amount

•      If the final index value is less than or equal to the initial index value and the index value has declined to or below the specified trigger level at any time during the observation period: the stated principal amount times the index performance factor where,

index performance factor	=	final index value
initial index value

Because the index performance factor will be less than or equal to 1.0, this amount will be less than or equal to the stated principal amount per security and could be zero.
“stated principal amount,” “initial index value,” “final index value,” “index closing value,” “index value,” “trigger level” and “observation period” have the following meanings:

stated principal amount	=	the stated principal amount per security payable on the maturity date, as specified in the applicable pricing supplement

initial index value	=	the index closing value on the day we price the securities for initial sale to the public, which we refer to as the pricing date

final index value	=	the index closing value on the final determination date

index closing value	=
the closing value of the underlying index or any successor index (as defined under “Description of Auto-Callable Securities—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” below) published at the regular weekday close of trading on the relevant underlying business day or trading day.  In certain circumstances, the index closing value will be based on the alternate calculation of the index described under “Description of Auto-Callable Securities—Discontinuance of Any Underlying Index; Alteration of Method of Calculation”

index value	=
the index value at any time on any day during the observation period will equal the value of the underlying index published at such time on such day under the applicable Bloomberg ticker symbol or any successor ticker symbol, or in the case of any successor index, the Bloomberg ticker symbol or successor ticker symbol for any such successor index

trigger level	=	the level specified in the applicable pricing supplement

observation period	=
Unless otherwise specified in the applicable pricing supplement, the observation period is the period of regular trading hours on each trading day on which there is no market disruption event with respect to the underlying index during the period from but excluding the pricing date to and including the final determination date

Bull Market Auto-Callable Securities Linked to More Than One Index

Automatic early redemption
If the index closing values of each of the underlying indices on any determination date other than the final determination date are in each case greater than the respective initial index values, the securities will be automatically redeemed for an early redemption payment specified for the applicable determination date in the applicable pricing supplement.  The early redemption payment will be an amount of cash that is greater than the stated principal amount of the securities.

Payment at maturity
At maturity, if the securities have not previously been automatically redeemed, you will receive for each security that you hold an amount of cash which will vary depending on the value of the underlying indices on the final determination date and over the term of the securities, as described below:

•      If the final index values of each of the underlying indices are in each case greater than the respective initial index values: a fixed amount of cash specified in the applicable pricing supplement, which is greater than the stated principal amount

•      If the final index value of any of the underlying indices is less than or equal to the relevant initial index value but the index value of no underlying index has declined to or below the relevant specified trigger level at any time during the observation period: the stated principal amount

•      If the final index value of any of the underlying indices is less than or equal to the relevant initial index value and the index value of any of the underlying indices has declined to or below the relevant specified trigger level at any time during the observation period: the stated principal amount times the index performance factor where,

index performance factor = the least of

final index value of Index1
initial index value of Index1

and

final index value of Index2
initial index value of Index2

and

final index value of Indexn
initial index value of Indexn

The underlying index with the lowest index performance factor may be, but need not be, the same underlying index that declined below the trigger level during the observation period.

Because the index performance factor will be less than or equal to 1.0, this amount will be less than or equal to the stated principal amount per security and could be zero.

“stated principal amount,” “trigger level” and “observation period,” are as defined above in “—Bull Market Auto-Callable Securities—Bull Market Auto-Callable Securities Linked to a Single Index.”  With respect to each of the underlying indices, “initial index value,” “final index value,” “index closing value” and “index value” have the meanings as defined above in “—Bull Market Auto-Callable Securities—Bull Market Auto-Callable Securities Linked to a Single Index.”

Bear market auto-callable securities
We may also offer auto-callable securities that pay you a positive return if the underlying asset(s) declines in value and expose you to risk of loss if the underlying asset(s) increases in value, which we refer to as “bear market auto-callable securities.”  As a holder of bear market auto-callable securities, you will receive for each security that you hold an amount in cash depending on the value of the underlying asset(s) on the final determination date and over the term of the securities, determined as follows:

Bear Market Auto-Callable Securities Linked to a Single Index

Automatic early redemption
If the closing value of the underlying index on any determination date other than the final determination date is less than the initial index value, the securities will be automatically redeemed for an early redemption payment specified for the applicable determination date in the applicable pricing supplement.  The early redemption payment will be an amount of cash that is greater than the stated principal amount of the securities.
Payment at maturity
At maturity, if the securities have not previously been automatically redeemed, you will receive for each security that you hold an amount of cash which will vary depending on the value of the underlying index on the final determination date and over the term of the securities, as described below:

• If the final index value is less than the initial index value: a fixed amount of cash specified in the applicable pricing supplement, which is greater than the stated principal amount

•      If the final index value is greater than or equal to the initial index value but the index value has not increased to or above the specified trigger level at any time during the observation period: the stated principal amount

•      If the final index value is greater than or equal to the initial index value and the index value has increased to or above the specified trigger level at any time during the observation period: the stated principal amount times the index performance factor where,

index performance factor	=	1 –	(final index value – initial index value)
initial index value

, provided that the index performance factor may not be less than zero.
Because the index performance factor will be less than or equal to 1.0, this amount will be less than or equal to the stated principal amount per security and could be zero.

“stated principal amount,” “initial index value,” “final index value,” “index closing value,” “index value,” “trigger level” and “observation period” are as defined above in “—Bull Market Auto-Callable Securities—Bull Market Auto-Callable Securities Linked to a Single Index.”

Bear Market Auto-Callable Securities Linked to More Than One Index
Automatic early redemption
If the index closing values of each of the underlying indices on any determination date other than the final determination date are in each case less than the respective initial index values, the securities will be automatically redeemed for an early redemption payment specified for the applicable determination date in the applicable pricing supplement.  The early redemption payment will be an amount of cash that is greater than the stated principal amount of the securities.

Payment at maturity
At maturity, if the securities have not previously been automatically redeemed, you will receive for each security that you hold an amount of cash which will vary depending on the value of the underlying indices on the final determination date and over the term of the securities, as described below:

•      If the final index values of each of the underlying indices are in each case less than the respective initial index values: a fixed amount of cash specified in the applicable pricing supplement, which is greater than the stated principal amount

•      If the final index value of any of the underlying indices is greater than or equal to the relevant initial index value but the index value of no underlying index has increased to or above the relevant specified trigger level at any time during the observation period: the stated principal amount

•      If the final index value of any of the underlying indices is greater than or equal to the relevant initial index value and the index value of any of the underlying indices has increased to or above the relevant specified trigger level at any time during the observation period: the stated principal amount times the index performance factor where,

index performance factor = the least of

1 –	(final index value of Index1 – initial index value of Index1)
initial index value of Index1

and

1 –	(final index value of Index2 – initial index value of Index2)
initial index value of Index2

and

1 –	(final index value of Indexn – initial index value of Indexn)
initial index value of Indexn

, provided that the index performance factor may not be less than zero.
The underlying index with the lowest index performance factor may be, but need not be, the same underlying index that increased above the trigger level during the observation period.
Because the index performance factor will be less than or equal to 1.0, this amount will be less than or equal to the stated principal amount per security and could be zero.

“stated principal amount,” “trigger level” and “observation period” are as defined above in “—Bull Market Auto-Callable Securities—Bull Market Auto-Callable Securities Linked to a Single Index.”  With respect to each of the underlying indices, “initial index value,” “final index value,” “index closing value” and “index value” have the meanings as defined above in “—Bull Market Auto-Callable Securities—Bull Market Auto-Callable Securities Linked to a Single Index.”

Bull market auto-callable buffered securities and bear market auto-callable buffered securities
We may also offer bull market auto-callable securities and bear market auto-callable securities that are issued with a buffer amount, which we refer to individually as “bull market auto-callable buffered securities” or “bear market auto-callable buffered securities,” as applicable, and collectively as “auto-callable buffered securities.”  As a holder of bull market auto-callable buffered securities or bear market auto-callable buffered securities, you will receive for each security that you hold an amount in cash depending on the value of the underlying asset(s) on the final determination date as follows:

Bull Market Auto-Callable Buffered Securities Linked to a Single Index

Automatic early redemption
If the closing value of the underlying index on any determination date other than the final determination date is greater than the initial index value, the securities will be automatically redeemed for an early redemption payment specified for the applicable determination date in the applicable pricing supplement.  The early redemption payment will be an amount of cash that is greater than the stated principal amount of the securities.

Payment at maturity
At maturity, if the securities have not previously been automatically redeemed, you will receive for each security that you hold an amount of cash which will vary depending on the value of the underlying index on the final determination date, as described below:

• If the final index value is greater than the initial index value: a fixed amount of cash specified in the applicable pricing supplement, which is greater than the stated principal amount

•      If the final index value is less than or equal to the initial index value but has decreased by an amount less than or equal to the buffer amount from the initial index value: the stated principal amount

•      If the final index value is less than or equal to the initial index value and has decreased by an amount greater than the buffer amount from the initial index value: the stated principal amount times the index performance factor, plus the minimum payment at maturity where,

index performance factor	=	final index value
initial index value

This payment will be less than the stated principal amount; however, the payment at maturity for each stated principal amount will not be less than the minimum payment at maturity, which will be the stated principal amount times the buffer amount.

“stated principal amount,” “initial index value,” “final index value” and “index closing value” are as defined above in “—Bull Market Auto-Callable Securities Linked to a Single Index.”

“buffer amount” has the following meaning:

buffer amount = for bull market auto-callable buffered securities, the percentage specified in the applicable pricing supplement by which the final index value may decline from the initial index value before you will lose any part of the stated principal amount per security.

Bear Market Auto-Callable Buffered Securities Linked to a Single Index

Automatic early redemption
If the closing value of the underlying index on any determination date other than the final determination date is less than the initial index value, the securities will be automatically redeemed for an early redemption payment specified for the applicable determination date in the applicable pricing supplement. The early redemption payment will be an amount of cash that is greater than the stated principal amount of the securities.

Payment at maturity
At maturity, if the securities have not previously been automatically redeemed, you will receive for each security that you hold an amount of cash which will vary depending on the value of the underlying index on the final determination date, as described below:

• If the final index value is less than the initial index value: a fixed amount of cash specified in the applicable pricing supplement, which is greater than the stated principal amount

•      If the final index value is greater than or equal to the initial index value but the index value has increased by an amount less than or equal to the buffer amount from the initial index value: the stated principal amount

•      If the final index value is greater than or equal to the initial index value and the index value has increased by an amount greater than the buffer amount from the initial index value: the stated principal amount times the index performance factor, plus the minimum payment at maturity where,

index performance factor	=	1 –	(final index value – initial index value)
initial index value

, provided that the index performance factor may not be less than zero.

This payment will be less than the stated principal amount; however, the payment at maturity for each stated principal amount will not be less than the minimum payment at maturity, which will be the stated principal amount times the buffer amount.

“stated principal amount,” “initial index value,” “final index value” and “index closing value” are as defined above in “—Bull Market Auto-Callable Securities Linked to a Single Index.”

“buffer amount” has the following meaning:

buffer amount = for bear market auto-callable buffered securities, the percentage specified in the applicable pricing supplement by which the final index value may increase from the initial index value before you will lose any part of the stated principal amount per security.

Bull Market Auto-Callable Buffered Securities and Bear Market Auto-Callable Buffered Securities Linked to More Than One Index

Bull market auto-callable securities linked to more than one index and bear market auto-callable securities linked to more than one index may also be issued as auto-callable buffered securities.  The terms applicable to such auto-callable buffered securities will be as specified in the applicable pricing supplement.

Auto-Callable Securities Linked to Underlying Shares

Auto-callable securities linked to underlying shares
For issuances of securities linked to shares of a common stock or shares of an exchange-traded fund specified in the applicable pricing supplement, which we refer to as underlying shares, the applicable provisions described above under “—Bull Market Auto-Callable Securities” and “—Bear Market Auto-Callable Securities” will apply, except that:

•      the initial index value will be the closing price of one underlying share as of the pricing date, or as otherwise specified in the applicable pricing supplement, which we refer to as the initial share price;

• the final index value will be the closing price of one underlying share as of the final determination date, which we refer to as the final share price;

•      the index closing value on any determination date (other than the final determination date) will be the closing price of one underlying share as of such determination date (other than the final determination date), which we refer to as the determination closing price;

• the index value will be the intraday price of one underlying share times the adjustment factor on such day, which we refer to as the trading price;

•      the adjustment factor is a number which is initially 1.0 and will be subject to adjustment for certain events affecting the underlying shares as described under “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares—Some Definitions”; and

•      the observation period for any underlying share will be the period of regular trading hours on each trading day on which there is no market disruption event with respect to the underlying shares during the period from but excluding the pricing date to and including the final determination date.

See “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” for the definition of terms and further information related to auto-callable securities linked to underlying shares.  If the applicable pricing supplement indicates that the auto-callable securities are linked to both indices and shares, (i) the provisions under “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” will apply for calculations and determinations relating to the underlying shares of one or more common stocks or exchange-traded funds and (ii) the provisions under the other sections of “Description of Auto-Callable Securities” will apply for calculations and determinations relating to the underlying index or indices.

Auto-callable securities linked to underlying shares may also be issued as auto-callable buffered securities.  The terms applicable to such auto-callable buffered securities will be as specified in the applicable pricing supplement.

Your return on the securities is limited by the early redemption feature and by the maximum payment at maturity
The appreciation potential of the securities is limited by the automatic early redemption feature of the securities as it may limit the term of your investment.  If the securities are redeemed, you may not be able to reinvest at comparable terms or returns.
Upon automatic early redemption or at maturity, any positive return you will receive on your investment in the securities will be a fixed amount that does not reflect the extent of the appreciation, in the case of bull market auto-callable securities, or depreciation, in the case of bear market auto-callable securities, of the underlying asset(s). Therefore, the appreciation potential of the securities is limited by the maximum payment at maturity regardless of the actual performance of the underlying asset(s).

Issue price of the securities includes commissions and projected profit
The issue price of the securities, which will be specified in the applicable pricing supplement, includes the agent’s commissions paid with respect to the securities and the cost of hedging our obligations under the securities.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  The fact that the issue price of the securities reflects these commissions and hedging costs is expected to adversely affect the secondary market prices of the securities.  See “Risk Factors—The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the securities through one or more of our affiliates is likely to adversely affect the value of the securities prior to maturity” and “Use of Proceeds and Hedging” below.

Postponement of maturity date
If the scheduled maturity date is not a business day, then the maturity date will be the next succeeding business day immediately following the scheduled maturity date.  Interest on the payment of principal, premium, if any, and interest, if any, will not accrue during the period from and after the scheduled maturity date.

If the scheduled final determination date is postponed as a result of a market disruption event or because such final determination date is not an underlying business day for any underlying asset(s), then the maturity date will be postponed to the fifth business day following the final determination date as postponed.

Other terms of the securities
•      The securities may bear interest, if any, at either a fixed rate or a floating rate as specified in the applicable pricing supplement, and may pay such interest, if any, on the dates specified in the applicable pricing supplement.

• The securities will be denominated in U.S. dollars unless we specify otherwise in the applicable pricing supplement.

• You will not have the right to present the securities to us for repayment prior to maturity, unless the applicable pricing supplement provides otherwise.

•      The securities may be subject to price event acceleration, if specified in the applicable pricing supplement, which would occur if the closing price of the underlying shares on any two consecutive trading days is less than the acceleration price specified in the applicable pricing supplement.  The amount payable per stated principal amount in the event of price event acceleration will be specified in the applicable pricing supplement.

•      We may from time to time, without your consent, create and issue additional securities of any series with the same terms as the securities previously issued so that they may be combined with the earlier issuance.

• The securities will not be listed on any securities exchange, unless we specify otherwise in the applicable pricing supplement.

• The securities will be unsubordinated, unsecured obligations of ours.

• The securities may be issued at a discount to their principal amount.

Credit Suisse International will be the calculation agent
Unless otherwise specified in the applicable pricing supplement, the calculation agent is Credit Suisse International, an affiliate of ours. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding upon all parties, including us and the beneficial owners of the securities, absent manifest error. The calculation agent will have no responsibility for good-faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise. The calculation agent will not act as your agent. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between you and the calculation agent. Please refer to “Risk Factors—There may be potential conflicts of interest” in this product supplement.

CSSU will be the agent; Conflicts of interest
Unless otherwise specified in the applicable pricing supplement, the agent for the offering of the auto-callable securities is expected to be Credit Suisse Securities (USA) LLC (“CSSU”), which will receive a commission as specified in the applicable pricing supplement.  None of the agents is your fiduciary or advisor solely as a result of the making of any offering of the securities, and you should not rely upon this product supplement or the pricing supplement as investment advice or a recommendation to purchase the securities. You should make your own investment decision regarding the securities after consulting with your legal, tax and other advisors.

Forms of securities
We will issue the securities in the form of one or more fully registered global securities, or global notes, in such denominations specified in the applicable pricing supplement. We will deposit the notes with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the notes in the name of Cede & Co., DTC’s nominee. Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. For a further description of procedures regarding global securities representing book-entry securities, we refer you to “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Book-Entry System” in the accompanying prospectus and “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement.

Where you can find more information on the securities
Because this is a summary, it does not contain all of the information that may be important to you, including the specific requirements for the exercise of our call right.  You should read the “Description of Auto-Callable Securities” section in this product supplement and the “Description of Debt Securities” section in the accompanying prospectus for a detailed description of the terms of the securities.  You should also read about some of the risks involved in an investment in the securities in the section of this product supplement called “Risk Factors.”  The tax and accounting treatment of investments in equity-linked securities such as the auto-callable securities may differ from that of investments in ordinary debt securities.  See the section of this product supplement called “Material U.S. Federal Income Tax Considerations.” We urge you to consult with your investment, legal, accounting and other advisers with regard to any investment in the securities.

HYPOTHETICAL PAYOUTS ON THE SECURITIES

The following examples illustrate the payment at maturity on the securities for hypothetical issuances of securities with the following characteristics: (a) bull market auto-callable securities linked to a single stock, (b) bear market auto-callable securities linked to a single index, (c) bull market auto-callable securities linked to two indices, (d) bear market auto-callable securities linked to an index and shares of an exchange-traded fund, (e) bull market auto-callable buffered securities linked to shares of an exchange-traded fund and (f) bear market auto-callable buffered securities linked to shares of an exchange-traded fund.

Example A:  Bull market auto-callable securities linked to a single stock

The following examples illustrate the payout on the bull market auto-callable securities linked to a single stock for a range of hypothetical closing prices on each of the six hypothetical determination dates and, to illustrate the effect of the trigger level, a hypothetical intraday price on a random observation date on which, for examples 6–10, we assume the lowest intraday price occurs.

These examples are based on the following hypothetical terms:

•	initial share price: $100

•	trigger level for the stock: $75, which is 75% of the initial share price

•	stated principal amount (per security): $10

•	early redemption payment:

•	$10.525 if early redemption occurs following the first determination date

•	$11.05 if early redemption occurs following the second determination date

•	$11.575 if early redemption occurs following the third determination date

•	$12.10 if early redemption occurs following the fourth determination date

•	$12.625 if early redemption occurs following the fifth determination date

•	payment at maturity if the final share price is greater than the initial share price on the final determination date: $13.15

In Examples 1 through 5, the price of the underlying shares fluctuates over the term of the securities and the underlying shares close above the initial share price of $100 on one of the first five determination dates.  However, each example produces a different early redemption payment because the closing prices are greater than the initial share price on different determination dates.  Because the closing price is greater than the initial share price on one of the first five determination dates, the securities are automatically redeemed following the relevant determination date.  Additionally, Example 6 illustrates that the decline of the trading price of the underlying shares to or below the trigger level on a random interim date during the observation period does not affect the payout if the securities are automatically redeemed on one of the first five determination dates.

Determination Date	Example 1		Example 2		Example 3		Example 4		Example 5		Example 6
	Hypothetical Share Price	Payout	Hypothetical Share Price	Payout	Hypothetical Share Price	Payout	Hypothetical Share Price	Payout	Hypothetical Share Price	Payout	Hypothetical Share Price	Payout
#1	$115	$10.525	$95	—	$95	—	$95	—	$95	—	$95	—
#2	—	—	$113	$11.05	$90	—	$90	—	$90	—	$90	—
#3	—	—	—	—	$105	$11.575	$85	—	$85	—	$85	—
#4	—	—	—	—	—	—	$110	$12.10	$95	—	$95	—
#5	—	—	—	—	—	—	—	—	$101	$12.625	$105	$12.625
Random interim date	—	—	—	—	—	—	—	—	—	—	$70	—
Total Payout	$10.525		$11.05		$11.575		$12.10		$12.625		$12.625

Bull market auto-callable securities linked to a single stock (cont’d)

In each of Examples 7, 8, 9 and 10, the closing price on the first through fifth determination dates is less than or equal to the initial share price, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Determination Date	Example 7		Example 8		Example 9		Example 10
	Hypothetical Share Price	Payout at Maturity	Hypothetical Share Price	Payout at Maturity	Hypothetical Share Price	Payout at Maturity	Hypothetical Share Price	Payout at Maturity
#1	$97	—	$97	—	$97	—	$97	—
#2	$85	—	$85	—	$85	—	$85	—
#3	$90	—	$90	—	$90	—	$90	—
#4	$100	—	$100	—	$100	—	$100	—
#5	$98	—	$98	—	$98	—	$98	—
Final determination date	$140	$13.15	$85	$10.00	$85	$8.50	$60	$6.00
Random interim date	$70	—	$82	—	$73	—	$60	—
Total Payout		$13.15		$10.00		$8.50		$6.00

In Example 7, the final share price has increased 40% above the initial share price to $140, and the payment at maturity equals $13.15 per security, representing a 31.5% return on your investment.  Even though the trading price decreased below the trigger level to $70 during the observation period, the payment at maturity is unaffected because the final share price exceeds the initial share price.  In this example, the return on the investment of 31.5% is less than, and unrelated to, the simple return on the underlying shares of 40%.

In Example 8, the final share price has decreased 15% below the initial share price to $85.  But, because the trading price has not decreased to or below the trigger level at any time during the observation period, the payment at maturity equals $10.00 per security, an amount equal to the stated principal amount.

In Example 9, the final share price has also decreased 15% below the initial share price to $85.  Because the trading price of the underlying shares on the random interim date did decrease to $73, which is 27% below the initial share price and is below the trigger level, the payment at maturity equals the $10 stated principal amount times a share performance factor of 0.85, which results in a payment at maturity of $8.50 per security, representing a loss of 15% of the $10 stated principal amount.

In Example 10, the final share price has decreased to $60, which is 40% below the initial share price.  Because the price of the underlying shares has decreased below the trigger level, the payment at maturity equals the $10 stated principal amount times a share performance factor of 0.6, which results in a payment at maturity of $6.00 per security, representing a loss of 40% of the $10 stated principal amount.  In this example, the return on the securities of –40% reflects the simple return on the underlying shares of –40%.  As illustrated by example 7, example 9 and this example 10, while positive returns are fixed amounts that are unrelated to the performance of the underlying shares, losses are linked to the simple return of the underlying shares and are unlimited if the underlying shares decrease to or below the trigger level at any time during the observation period.

Example B:  Bear market auto-callable securities linked to a single index

Bear market auto-callable securities pay you a positive return if the underlying asset declines in value and expose you to risk of loss if the underlying asset increases in value.  The following examples illustrate the payout on the bear market auto-callable securities linked to a single index for a range of hypothetical index closing values on each of the six hypothetical determination dates and, to illustrate the effect of the trigger level, a hypothetical index value on a random observation date on which, for Examples 6–10, we assume the highest index value occurs.

These examples are based on the following hypothetical terms:

•	initial index value: 100

•	trigger level for the index: 120, which is 120% of the initial index value

•	stated principal amount (per security): $10

•	early redemption payment:

•	$10.525 if early redemption occurs following the first determination date

•	$11.05 if early redemption occurs following the second determination date

•	$11.575 if early redemption occurs following the third determination date

•	$12.10 if early redemption occurs following the fourth determination date

•	$12.625 if early redemption occurs following the fifth determination date

•	payment at maturity if the final index value is less than the initial index value on the final determination date: $13.15

In Examples 1 through 5, the values of the underlying index fluctuate over the term of the securities and the underlying index closes below the initial index value of 100 on one of the first five determination dates.  However, each example produces a different early redemption payment because the index closing values are less than the initial index value on different determination dates.  Because the index closing value is less than the initial index value on one of the first five determination dates, the bear market auto-callable securities are automatically redeemed following the relevant determination date.  Additionally, Example 6 illustrates that the appreciation of the underlying index to or above the trigger level on a random interim date during the observation period does not affect the payout if the securities are automatically redeemed on one of the first five determination dates.

Determination Date	Example 1		Example 2		Example 3		Example 4		Example 5		Example 6
	Hypothetical Index Value	Payout	Hypothetical Index Value	Payout	Hypothetical Index Value	Payout	Hypothetical Index Value	Payout	Hypothetical Index Value	Payout	Hypothetical Index Value	Payout
#1	85	$10.525	105	—	105	—	105	—	105	—	105	—
#2	—	—	87	$11.05	110	—	110	—	110	—	110	—
#3	—	—	—	—	95	$11.575	115	—	115	—	115	—
#4	—	—	—	—	—	—	90	$12.10	105	—	105	—
#5	—	—	—	—	—	—	—	—	99	$12.625	95	$12.625
Random interim date	—	—	—	—	—	—	—	—	—	—	130	—
Total Payout	$10.525		$11.05		$11.575		$12.10		$12.625		$12.625

Bear market auto-callable securities linked to a single index (cont’d)

In each of Examples 7, 8, 9 and 10, the index closing value on the first through fifth determination dates is greater than or equal to the initial index value, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Determination Date	Example 7		Example 8		Example 9		Example 10
	Hypothetical Index Value	Payout at Maturity	Hypothetical Index Value	Payout at Maturity	Hypothetical Index Value	Payout at Maturity	Hypothetical Index Value	Payout at Maturity
#1	103	—	103	—	103	—	103	—
#2	115	—	115	—	115	—	115	—
#3	110	—	110	—	110	—	110	—
#4	100	—	100	—	100	—	100	—
#5	102	—	102	—	102	—	102	—
Final determination date	60	$13.15	115	$10.00	115	$8.50	140	$6.00
Random interim date	130	—	118	—	123	—	140	—
Total Payout		$13.15		$10.00		$8.50		$6.00

In Example 7, on the final determination date, the index closing value has declined 40% below the initial index value to 60, and the payment at maturity equals $13.15 per security, representing a 31.5% return on your investment.  Even though the index value increased above the trigger level to 130 during the observation period, the payment at maturity is unaffected because the index closing value on the final determination date is less than the initial index value.

In Example 8, on the final determination date, the index closing value has increased 15% above the initial index value to 115.  But, because the index value has not increased to or above the trigger level at any time during the observation period, the payment at maturity equals $10.00 per security, an amount equal to the stated principal amount.

In Example 9, on the final determination date, the index closing value also has increased 15% above the initial index value to 115.  Because the index value of the underlying index on the random interim date did increase to 123, which is 23% above the initial index value and is above the trigger level, the payment at maturity equals the $10 stated principal amount times an index performance factor of 0.85, which results in a payment at maturity of $8.50 per security, representing a loss of 15% of the $10 stated principal amount.

In Example 10, on the final determination date, the index closing value has increased to 140, which is 40% above the initial index value.  Because the index value of the underlying index has increased above the trigger level, the payment at maturity equals the $10 stated principal amount times an index performance factor of 0.6, which results in a payment at maturity of $6.00 per security, representing a loss of 40% of the $10 stated principal amount.

Example C:  Bull market auto-callable securities linked to two indices

The following examples illustrate the payout on the bull market auto-callable securities linked to two indices for a range of hypothetical index closing values of Index 1 and Index 2 on each of the three hypothetical determination dates and, to illustrate the effect of the trigger level, a hypothetical index value of each of the indices on a random interim date during the observation period on which we assume the index value with the greatest percentage decline from its respective initial index value falls.

These examples are based on the following terms:

•	initial index value of Index 1: 100

•	initial index value of Index 2: 100

•	trigger level for Index 1: 70, which is 70% of the initial index value of Index 1

•	trigger level for Index 2: 70, which is 70% of the initial index value of Index 2

•	stated principal amount (per security): $10

•	early redemption payment:

•	$11.41 if early redemption occurs following the first determination date

•	$12.82 if early redemption occurs following the second determination date

•	payment at maturity if the final index values of both Index 1 and Index 2 are greater than their respective initial index values: $13.93

In Examples 1 and 2, the values of the two indices fluctuate over the term of the securities and both indices close above their respective initial index values of 100 on one of the first two determination dates.  However, each example produces a different early redemption payment because the two index closing values exceed their respective initial index values on different determination dates.  Because both index closing values exceed their respective initial index values on one of the determination dates, the securities are automatically redeemed following the relevant determination date.  Additionally, Example 3 illustrates that the decline of the indices to or below their respective trigger levels on a random interim date during the observation period does not affect the payout if the securities are automatically redeemed on either of the first two determination dates.

Bull market auto-callable securities linked to two indices (cont’d)

Determination Date	Example 1			Example 2			Example 3
	Hypothetical Index Value of Index 1	Hypothetical Index Value of Index 2	Payout	Hypothetical Index Value of Index 1	Hypothetical Index Value of Index 2	Payout	Hypothetical Index Value of Index 1	Hypothetical Index Value of Index 2	Payout
#1	130	120	$11.41	86	110	—	88	93	—
#2	—	—	—	101	115	$12.82	104	102	$12.82
Random interim date	—	—	—	—	—	—	65	82	—
Total Payout			$11.41			$12.82			$12.82

In Example 1, the index closing values of both Index 1 and Index 2 on the first determination date have increased to 130 and 120, which are 30% and 20% above their respective initial index values, and the securities are automatically redeemed for $11.41 per security, representing a 14.1% increase above the stated principal amount.  This increase is less than, and unrelated to, the simple returns on the two indices of 30% and 20%.

In Example 2, the index closing value of Index 1 on the first determination date has decreased to 86, which is below the initial index value; therefore, the securities are not automatically redeemed and remain outstanding, even though the index closing value of Index 2 has increased to 110.  On the second determination date, the index closing values of Index 1 and Index 2 have increased to 101 and 115, which are 1% and 15% above their respective initial index values, and the securities are automatically redeemed for $12.82 per security, representing a 28.2% increase above the stated principal amount.  The return of 28.2% is greater than, and unrelated to, the simple return of the indices (1% for Index 1 and 15% for Index 2).

In Example 3, the index closing values of Index 1 and Index 2 on the first determination date have decreased to 88 and 93.  Therefore, the securities are not automatically redeemed on the first determination date and remain outstanding.  On the second determination date, both index closing values have increased above their respective initial index values to 104 and 102, which are 4% and 2% above the initial index value; so the securities are automatically redeemed for $12.82 per security, representing a 28.2% increase above the stated principal amount.  The index value of Index 1 on a random interim date during the observation period has decreased to 65, which is 35% below the initial index value, and is below the trigger level.  However, the decline of the indices to or below their respective trigger levels on a random interim date during the observation period does not affect the payout if the securities are automatically redeemed on either of the first two determination dates.

Bull market auto-callable securities linked to two indices (cont’d)

In each of Examples 4, 5, 6, 7, 8 and 9, the index closing value of either Index 1 or Index 2 on the first and second determination dates is less than or equal to its initial index value, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Determination Date	Example 4			Example 5			Example 6
	Hypothetical Index Value of Index 1	Hypothetical Index Value of Index 2	Payout	Hypothetical Index Value of Index 1	Hypothetical Index Value of Index 2	Payout	Hypothetical Index Value of Index 1	Hypothetical Index Value of Index 2	Payout
#1	99	120	—	95	110	—	95	110	—
#2	100	92	—	97	73	—	97	73	—
Final determination date	150	140	$13.93	72	89	$10.00	72	120	$10.00
Random interim date	80	68	—	71	72	—	71	72	—
Total Payout			$13.93			$10.00			$10.00

In Example 4, the final index values of Index 1 and Index 2 have increased 50% and 40% above their respective initial index values to 150 and 140, and the payment at maturity equals $13.93 per security, representing a 39.3% increase above the stated principal amount.  This increase is less than, and unrelated to, the simple returns on the indices of 50% and 40%.  Even though on the random interim date the index value of Index 2 decreased below the trigger level, the payment at maturity is unaffected because both final index values exceed their respective initial index values.

In Example 5, the final index values of Index 1 and Index 2 have decreased 28% and 11% below their respective initial index values to 72 and 89.  However, because the index value of neither Index 1 nor Index 2 decreased to or below its respective trigger level at any time during the observation period, the payment at maturity equals $10 per security, an amount equal to the stated principal amount.

In Example 6, the final index value of Index 1 has decreased 28% below the initial index value to 72 and the final index value of Index 2 has increased 20% above the initial index value to 120.  Because the index value of neither Index 1 nor Index 2 decreased to or below its respective trigger level at any time during the observation period, the payment at maturity equals $10 per security, an amount equal to the stated principal amount.  Even though the final index value of one of the underlying indices increased 20% as compared to its initial index value, the securities only return the $10 principal amount because the final index value of the other index did not exceed its initial index value.

Bull market auto-callable securities linked to two indices (cont’d)

Determination Date	Example 7			Example 8			Example 9
	Hypothetical Index Value of Index 1	Hypothetical Index Value of Index 2	Payout	Hypothetical Index Value of Index 1	Hypothetical Index Value of Index 2	Payout	Hypothetical Index Value of Index 1	Hypothetical Index Value of Index 2	Payout
#1	81	93	—	81	93	—	81	93	—
#2	99	107	—	99	107	—	99	107	—
Final determination date	105	90	$9.00	69	94	$6.90	88	125	$8.80
Random interim date	69	82	—	62	82	—	69	82	—
Total Payout			$9.00			$6.90			$8.80

In Example 7, the final index value of Index 1 has increased 5% above the initial index value to 105 and the final index value of Index 2 has decreased 10% below the initial index value to 90.  Because the index value of Index 1 on the random interim date decreased to 69, which is 31% below the initial index value, and is below the trigger level, the payment at maturity equals $10 principal amount times an index performance factor of 0.90 (the lesser of 1.05 for Index 1 and 0.90 for Index 2), which results in a payment at maturity of $9 per security, representing a loss of 10% of the stated principal amount.  The return on the securities reflects the decrease of Index 2 over the term of the securities, even though Index 1 was the index that decreased below the trigger level.

In Example 8, the final index values of Index 1 and Index 2 have decreased 31% and 6% below their respective initial index values to 69 and 94.  Because the index value of Index 1 on the random interim date decreased to 62, which is 38% below the initial index value, and is below the trigger level, as well as the final index value of Index 1 having decreased to 69, which is 31% below the initial index value, and is again below the trigger level, the payment at maturity equals $10 stated principal amount times an index performance factor of 0.69 (the lesser of 0.69 for Index 1 and 0.94 for Index 2), which results in a payment at maturity of $6.90 per security, representing a loss of 31% of the stated principal amount.

In Example 9, the final index value of Index 1 has decreased to 88, which is 12% below the initial index value and the final index value of Index 2 has increased to 125, which is 25% above the initial index value.  Because the index value of Index 1 on the random interim date decreased to 69, which is 31% below the initial index value, and is below the trigger level, the payment at maturity equals the $10 stated principal amount times an index performance factor of 0.88 (the lesser of 0.88 for Index 1 and 1.25 for Index 2), which results in a payment at maturity of $8.80 per security, representing a loss of 12% of the stated principal amount, even though the final index value of one of the underlying indices increased 25% as compared to its initial index value.  As illustrated by examples 4 and 8 and this example 9, while positive returns are fixed amounts that are unrelated to the performances of the underlying indices, losses are linked to the simple return of the worst performing index and are unlimited if either or both of the underlying indices decrease to or below the trigger level at any time during the observation period.

Example D:  Bear market auto-callable securities linked to an index and shares of an exchange-traded fund

The following examples illustrate the payout on the bear market auto-callable securities linked to an index and shares of an exchange-traded fund for a range of hypothetical index closing values of the underlying index and a range of hypothetical closing prices of the underlying shares on each of the three hypothetical determination dates and, to illustrate the effect of the trigger level, a hypothetical index value and a hypothetical trading price on a random interim date during the observation period on which we assume the index value and the trading price with the greatest percentage increase from its respective initial value falls.

These examples are based on the following terms:

•	initial index value of the underlying index: 100

•	initial share price of the underlying shares: $100

•	trigger level for the underlying index: 130, which is 130% of the initial index value of the underlying index

•	trigger level for the underlying shares: $130, which is 130% of the initial share price of the underlying shares

•	stated principal amount (per security): $10

•	early redemption payment:

•	$11.41 if early redemption occurs following the first determination date

•	$12.82 if early redemption occurs following the second determination date

•	payment at maturity if the final index value of the underlying index and the final share price of the underlying shares are both less than their respective initial values: $13.93

In Examples 1 and 2, the values of the two underlying assets fluctuate over the term of the securities and both underlying assets close below their respective initial values of 100 and $100 on one of the first two determination dates.  However, each example produces a different early redemption payment because the two underlying assets close below their respective initial values on different determination dates.  Because both underlying assets close below their respective initial values on one of the determination dates, the bear market auto-callable securities are automatically redeemed following the relevant determination date.  Additionally, Example 3 illustrates that the increase of the underlying asset(s) to or above their respective trigger levels on a random interim date during the observation period does not affect the payout if the securities are automatically redeemed on either of the first two determination dates.

Bear market auto-callable securities linked to an index and shares of an exchange-traded fund (cont’d)

Determination Date	Example 1			Example 2			Example 3
	Hypothetical Index Value of the Underlying Index	Hypothetical Share Price of the Underlying Shares	Payout	Hypothetical Index Value of the Underlying Index	Hypothetical Share Price of the Underlying Shares	Payout	Hypothetical Index Value of the Underlying Index	Hypothetical Share Price of the Underlying Shares	Payout
#1	70	$80	$11.41	114	$90	—	112	$107	—
#2	—	—	—	99	$85	$12.82	96	$98	$12.82
Random interim date	—	—	—	—	—	—	135	$118	—
Total Payout			$11.41			$12.82			$12.82

In Example 1, the index closing value of the underlying index and the closing price of the underlying shares on the first determination date have declined to 70 and $80, which are 30% and 20% below their respective initial values, and the securities are automatically redeemed for $11.41 per security, representing a 14.1% increase above the stated principal amount.

In Example 2, the index closing value of the underlying index on the first determination date has increased to 114, which is above the initial index value; therefore, the securities are not automatically redeemed and remain outstanding, even though the closing price of the underlying shares has decreased to $90.  On the second determination date, the index closing value of the underlying index and the closing price of the underlying shares have decreased to 99 and $85, which are 1% and 15% below their respective initial values, and the securities are automatically redeemed for $12.82 per security, representing a 28.2% increase above the stated principal amount.

In Example 3, the index closing value of the underlying index and the closing price of the underlying shares on the first determination date have increased to 112 and $107.  Therefore, the securities are not automatically redeemed on the first determination date and remain outstanding.  On the second determination date, both underlying assets have decreased below their respective initial values to 96 and $98, which are 4% and 2% below their respective initial values, and, therefore, the securities are automatically redeemed for $12.82 per security, representing a 28.2% increase above the stated principal amount.  The index value of the underlying index on a random interim date during the observation period has increased to 135, which is 35% above the initial index value, and is above the trigger level.  However, the increase of the underlying asset(s) to or above their respective trigger levels on a random interim date during the observation period does not affect the payout if the securities are automatically redeemed on either of the first two determination dates.

Bear market auto-callable securities linked to an index and shares of an exchange-traded fund (cont’d)

In each of Examples 4, 5, 6, 7, 8 and 9, the index closing value of the underlying index and/or the closing price of the underlying shares on the first and second determination dates are greater than or equal to their respective initial values, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Determination Date	Example 4			Example 5			Example 6
	Hypothetical Index Value of the Underlying Index	Hypothetical Share Price of the Underlying Shares	Payout	Hypothetical Index Value of the Underlying Index	Hypothetical Share Price of the Underlying Shares	Payout	Hypothetical Index Value of the Underlying Index	Hypothetical Share Price of the Underlying Shares	Payout
#1	101	$80	—	105	$90	—	105	$90	—
#2	100	$108	—	103	$127	—	103	$127	—
Final determination date	50	$60	$13.93	128	$111	$10.00	128	$80	$10.00
Random interim date	120	$132	—	129	$128	—	129	$128	—
Total Payout			$13.93			$10.00			$10.00

In Example 4, the final index value of the underlying index and the final share price of the underlying shares have decreased 50% and 40% below their respective initial values to 50 and $60, and the payment at maturity equals $13.93 per security, representing a 39.3% increase above the stated principal amount. Even though on the random interim date the closing price of the underlying shares increased above the trigger level, the payment at maturity is unaffected because both underlying assets closed below their respective initial values on the final determination date.

In Example 5, the final index value of the underlying index and the final share price of the underlying shares have increased 28% and 11% above their respective initial index values to 128 and $111.  However, because neither the index value of the underlying index nor the trading price of the underlying shares increased to or above their respective trigger level at any time during the observation period, the payment at maturity equals $10 per security, an amount equal to the stated principal amount.

In Example 6, the final index value of the underlying index has increased 28% above the initial index value to 128 and the final share price of the underlying shares has decreased 20% below the initial share price to $80.  Because neither the index value of the underlying index nor the trading price of the underlying shares increased to or above their respective trigger level at any time during the observation period, the payment at maturity equals $10 per security, an amount equal to the stated principal amount.  Even though the final value of one of the underlying assets decreased 20% as compared to its initial value, the securities only return the $10 principal amount because the final value of the other underlying asset did not close below its initial value.

Bear market auto-callable securities linked to an index and shares of an exchange-traded fund (cont’d)

Determination Date	Example 7			Example 8			Example 9
	Hypothetical Index Value of the Underlying Index	Hypothetical Share Price of the Underlying Shares	Payout	Hypothetical Index Value of the Underlying Index	Hypothetical Share Price of the Underlying Shares	Payout	Hypothetical Index Value of the Underlying Index	Hypothetical Share Price of the Underlying Shares	Payout
#1	119	$107	—	119	$107	—	119	$107	—
#2	101	$93	—	101	$93	—	101	$93	—
Final determination date	95	$110	$9.00	131	$106	$6.90	112	$75	$8.80
Random interim date	131	$118	—	138	$118	—	131	$118	—
Total Payout			$9.00			$6.90			$8.80

In Example 7, the final index value of the underlying index has decreased 5% below the initial index value to 95 and the final share price of the underlying shares has increased 10% above the initial share price to $110.  Because the index value of the underlying index on the random interim date increased to 131, which is 31% above the initial index value, and is above the trigger level, the payment at maturity equals $10 principal amount times an index performance factor of 0.90 (the lesser of 1.05 for the underlying index and 0.90 for the underlying shares), which results in a payment at maturity of $9.00 per security, representing a loss of 10% of the stated principal amount.  The return on the securities reflects the increase of the underlying shares over the term of the securities, even though the underlying index was the underlying asset that increased above the trigger level during the observation period.

In Example 8, the final index value of the underlying index and the final share price of the underlying shares have increased 31% and 6% above their respective initial values to 131 and $106.  Because the index value of the underlying index on the random interim date increased to 138, which is 38% above the initial index value, and is above the trigger level, as well as the final index value of the underlying index having increased to 131, which is 31% above the initial index value, and is again above the trigger level, the payment at maturity equals $10 stated principal amount times an index performance factor of 0.69 (the lesser of 0.69 for the underlying index and 0.94 for the underlying shares), which results in a payment at maturity of $6.90 per security, representing a loss of 31% of the stated principal amount.

In Example 9, the final index value of the underlying index has increased to 112, which is 12% above the initial index value and the final share price of the underlying shares has decreased to 75, which is 25% below the initial share price.  Because the index value of the underlying index on the random interim date increased to 131, which is 31% above the initial index value, and is above the trigger level, the payment at maturity equals the $10 stated principal amount times an index performance factor of 0.88 (the lesser of 0.88 for the underlying index and 1.25 for the underlying shares), which results in a payment at maturity of $8.80 per security, representing a loss of 12% of the stated principal amount, even though the final value of one of the underlying assets decreased 25% as compared to its initial value.

Example E:  Bull market auto-callable buffered securities linked to shares of an exchange-traded fund

The following examples illustrate the payout on the bull market auto-callable buffered securities linked to shares of an exchange-traded fund for a range of hypothetical determination closing prices on each of the three hypothetical determination dates.

These examples are based on the following hypothetical terms:

•	initial share price: $40

•	buffer amount: 4, which is 10% of the initial share price

•	stated principal amount (per security): $10

•	early redemption payment:

•	$11.82 if early redemption occurs following the first determination date

•	$12.73 if early redemption occurs following the second determination date

•	payment at maturity if the final share price is greater than the initial share price on the final determination date: $13.64

In Examples 1 and 2, the value of the underlying shares fluctuates over the term of the securities and the determination closing price of the underlying shares is greater than the initial share price of $40 on one of the first two determination dates.  However, each example produces a different early redemption payment because the determination closing prices are greater than the initial share price on different determination dates.  Because the determination closing price is greater than the initial share price on one of the first two determination dates, the securities are automatically redeemed following the relevant determination date.

Determination Date	Example 1		Example 2
	Hypothetical Closing Price	Payout	Hypothetical Closing Price	Payout
#1	$50	$11.82	$35	—
#2	—	—	$45	$12.73
Total Payout	$11.82		$12.73

Bull market auto-callable buffered securities linked to shares of an exchange-traded fund (cont’d)

In each of Examples 3, 4 and 5, the determination closing price on the first two determination dates is less than or equal to the initial share price, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Determination Date	Example 3		Example 4		Example 5
	Hypothetical Closing Price	Payout at Maturity	Hypothetical Closing Price	Payout at Maturity	Hypothetical Closing Price	Payout at Maturity
#1	$35	—	$34	—	$36	—
#2	$30	—	$40	—	$32	—
Final determination date	$60	$13.64	$38	$10.00	$28	$8.00
Total Payout		$13.64		$10.00		$8.00

In Example 3, on the final determination date, the final share price has increased 50% above the initial share price to $60, and the payment at maturity equals $13.64 per security, representing a 36.4% return on your investment.  In this example, the return on your investment is less than the simple return of the underlying shares of 50%.

In Example 4, on the final determination date, the final share price has decreased 5% below the initial share price to $38.  However, because the final share price has decreased by an amount less than or equal to the buffer amount of 4, the payment at maturity equals $10.00 per security, an amount equal to the stated principal amount.

In Example 5, on the final determination date, the final share price has decreased to $28, which is 30% below the initial share price.  Because the determination closing price has decreased by more than the buffer amount of 4, the payment at maturity equals the $10 stated principal amount times a share performance factor of 0.7, plus $1.00, which results in a payment at maturity of $8.00 per security, representing a loss of 20% of the $10.00 stated principal amount.  In this scenario, a comparable investment linked to the simple return of the underlying shares would result in a greater loss of 30% of the stated principal amount.

Example F:  Bear market auto-callable buffered securities linked to shares of an exchange-traded fund

The following examples illustrate the payout on the bear market auto-callable buffered securities linked to shares of an exchange-traded fund for a range of hypothetical determination closing prices on each of the three hypothetical determination dates.

These examples are based on the following hypothetical terms:

•	initial share price: $40

•	buffer amount: 4, which is 10% of the initial share price

•	stated principal amount (per security): $10

•	early redemption payment:

•	$11.82 if early redemption occurs following the first determination date

•	$12.73 if early redemption occurs following the second determination date

•	payment at maturity if the final share price is greater than the initial share price on the final determination date: $13.64

In Examples 1 and 2, the value of the underlying shares fluctuates over the term of the securities and the determination closing price of the underlying shares is less than the initial share price of $40 on one of the first two determination dates.  However, each example produces a different early redemption payment because the determination closing prices are less than the initial share price on different determination dates.  Because the determination closing price is less than the initial share price on one of the first two determination dates, the securities are automatically redeemed following the relevant determination date.

Determination Date	Example 1		Example 2
	Hypothetical Closing Price	Payout	Hypothetical Closing Price	Payout
#1	$30	$11.82	$45	—
#2	—	—	$30	$12.73
Total Payout	$11.82		$12.73

Bear market auto-callable buffered securities linked to shares of an exchange-traded fund (cont’d)

In each of Examples 3, 4 and 5, the determination closing price on the first two determination dates is less than or equal to the initial share price, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Determination Date	Example 3		Example 4		Example 5
	Hypothetical Closing Price	Payout at Maturity	Hypothetical Closing Price	Payout at Maturity	Hypothetical Closing Price	Payout at Maturity
#1	$55	—	$46	—	$56	—
#2	$45	—	$40	—	$42	—
Final determination date	$20	$13.64	$42	$10.00	$52	$8.00
Total Payout		$13.64		$10.00		$8.00

In Example 3, on the final determination date, the final share price has decreased 50% below the initial share price to $20, and the payment at maturity equals $13.64 per security, representing a 36.4% return on your investment.  In this example, the return on your investment is less than the 50% return you would receive on a comparable direct short position in the underlying shares.

In Example 4, on the final determination date, the final share price has increased 5% above the initial share price to $42.  However, because the final share price has increased by an amount less than or equal to the buffer amount of 4, the payment at maturity equals $10.00 per security, an amount equal to the stated principal amount.

In Example 5, on the final determination date, the final share price has increased to 52, which is 30% above the initial share price.  Because the final share price has increased by more than the buffer amount of 4, the payment at maturity equals the $10 stated principal amount times a share performance factor of 0.7, plus $1.00, which results in a payment at maturity of $8.00 per security, representing a loss of 20% of the $10.00 stated principal amount.  In this scenario, a comparable direct short position in the underlying shares would result in a greater loss of 30% of the stated principal amount.

RISK FACTORS

The auto-callable securities are not secured debt and are riskier than ordinary debt securities.  Unlike ordinary debt securities, the securities do not guarantee any return of principal at maturity and generally do not pay interest.  Investing in the securities is not equivalent to investing directly in the underlying index or indices or their component stocks or underlying shares of a common stock or shares of an exchange-traded fund.  This section describes the most significant risks relating to the securities.  You should carefully consider whether the securities are suited to your particular circumstances before you decide to purchase them.

General Risks

Unless the context requires otherwise, in this “Risk Factors—General Risks,” references to any underlying asset may refer to any underlying index or indices and also to shares of the common stock of a specified third-party issuer or to shares of an exchange-traded fund, and references to stocks that constitute any underlying index or indices may also refer to stocks that underlie an exchange-traded fund, or the index tracked by an exchange-traded fund, which we refer to as a share underlying index.

The securities do not guarantee return of principal and generally do not pay interest

The terms of the securities differ from those of ordinary debt securities in that we do not guarantee to pay you the principal amount of the securities at maturity and generally do not pay you interest on the securities.  If the total amount payable on the securities is less than the amount originally invested in the securities, the return on the securities (the effective yield to maturity) could be negative.  Even if it is positive, the return payable on each security may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.  Any payment on the securities is subject to our ability to pay our obligations as they become due.

If the securities have not previously been automatically redeemed, at maturity you will receive for each stated principal amount of securities that you hold an amount in cash depending on the value of the underlying asset(s) on the final determination date and, except for auto-callable buffered securities, over the term of the securities, as described below:

For bull market securities:

•
Only if the final value of the underlying asset(s) is greater than the initial value will you receive an amount in cash greater than the stated principal amount at maturity.  The payment will be specified in the applicable pricing supplement.

•
If the final value of the underlying asset(s) is less than or equal to the initial value but the value of the underlying asset(s) has not decreased to or below the specified trigger level at any time during the observation period, you will receive the stated principal amount.  The payment of only the stated principal amount at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time.  See “Hypothetical Payouts on the Securities” on S-15.

•
If the final value of the underlying asset(s) is less than or equal to the initial value and the value of the underlying asset(s) has decreased to or below the specified trigger level at any time during the observation period, you will receive an amount in cash that is less than the stated principal amount of each security by an amount proportionate to the decrease in the value of the underlying asset(s).  In such case, you may suffer a loss of a significant amount, or even all, of your investment in the securities.

For bear market securities:

•
Only if the final value of the underlying asset(s) is less than the initial value will you receive an amount in cash greater than the stated principal amount at maturity.  The payment will be specified in the applicable pricing supplement.

•
If the final value of the underlying asset(s) is greater than or equal to the initial value but the value of the underlying asset(s) has not increased to or above the specified trigger level at any time during the observation period, you will receive the stated principal amount.  The payment of only the stated principal amount at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time.  See “Hypothetical Payouts on the Securities” on S-15.

•
If the final value of the underlying asset(s) is greater than or equal to the initial value and the value of the underlying asset(s) has increased to or above the specified trigger level at any time during the observation period, you will receive an amount in cash that is less than the stated principal amount of each security by an amount proportionate to the increase in the value of the underlying asset(s).  In such case, you may suffer a loss of a significant amount, or even all, of your investment in the securities.

For auto-callable buffered securities:

Auto-callable buffered securities will be issued with a buffered payment at maturity. While the buffer amount will provide a measure of protection against the risk of loss of principal at maturity, the buffer amount will be limited to the extent specified in the applicable pricing supplement.  The payment at maturity will be less than the stated principal amount by an amount proportionate to any negative performance of the underlying asset(s) beyond the buffer amount.  In such case, you may suffer a loss of a significant amount of your investment in the securities.

Your appreciation potential is limited; securities subject to early redemption

Upon automatic early redemption or at maturity, any positive return you will receive on your investment in the securities will be a fixed amount that does not reflect the extent of the appreciation, in the case of bull market auto-callable securities, or depreciation, in the case of bear market auto-callable securities, of the underlying asset(s).  Therefore, the appreciation potential of the securities is limited by the maximum payment at maturity that results from the upside payment, if any, being a single fixed amount, regardless of the actual performance of the underlying asset(s).

The appreciation potential of the securities is also limited by the automatic early redemption feature of the securities as it may limit the term of your investment.  If the securities are redeemed, you may not be able to reinvest at comparable terms or returns.

Market price of the securities may be influenced by many unpredictable factors

Several factors that may either offset or magnify each other, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which CSSU may be willing to purchase or sell the securities in the secondary market.  We expect that generally the value of the underlying asset(s) on any day will affect the value of the securities more than any other single factor.  However, because the payout on the securities is only directly correlated to the value of the underlying asset(s) in certain circumstances, the securities will trade differently from the underlying asset(s).  Other factors that may influence the value of the securities include:

•	the volatility (frequency and magnitude of changes in value) of the underlying asset(s);

•
whether the value of the underlying asset(s) has been at or below the trigger level in the case of bull market auto-callable securities, or at or above the trigger level in the case of bear market auto-callable securities, at any time during the observation period;

•	interest and yield rates in the market;

•
dividends or other distributions on any underlying asset(s) or equity securities included in or composing any underlying asset(s) (while not paid to the holders of the securities, dividend payments on an underlying asset or its components may influence the market prices of such underlying asset or its components and the market value of options on such underlying asset or its components, and therefore affect the value of the securities);

•	investors’ expectations with respect to the rate of inflation;

•
geopolitical conditions and a variety of economic, financial, political and regulatory or judicial events that affect the components included in or composing any underlying asset, as applicable, or markets generally and which may affect the level of any underlying asset;

•
if the securities are linked to more than one underlying asset, the existence of, and changes to, the degree of correlation (the extent to which the value of the underlying assets increases or decreases to the same degree at the same time) between the underlying assets;

•	interest and yield rates in the market;

•
the exchange rate and the volatility of the exchange rate between the U.S. dollar and foreign currencies, to the extent that any of the equity securities and the ADSs included in or composing any underlying asset(s) are denominated in a currency other than the currency in which such underlying asset(s) is denominated;

•	the time remaining until the next determination date(s) and the maturity of the securities;

•	the composition of, and changes in the constituent stocks, of any underlying asset(s); and

•	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price you will receive if you sell your securities prior to maturity.  For example, you may have to sell your securities at a substantial discount from the principal amount if on that date either the value of the underlying asset(s) is at or below the initial value, in the case of bull market securities, or is at or above the initial value, in the case of bear market securities, especially if at any time during the observation period the value of any underlying asset(s) has declined to or below the specified trigger level, in the case of bull market securities, or has increased to or above the specified trigger level, in the case of bear market securities.

The securities are subject to the credit risk of Credit Suisse

Although the return on the securities will be based on the performance of any underlying asset, as applicable, the payment of any amount due on the securities, including any applicable interest payments, early redemption payment or payment at maturity, is subject to the credit risk of Credit Suisse. Investors are dependent on Credit Suisse’s ability to pay all amounts due on the securities, and therefore, investors are subject to our credit risk. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads are likely to adversely affect the value of your securities prior to maturity.

The securities will not be listed on any securities exchange and secondary trading may be limited

The securities will not be listed on any securities exchange and there may be little or no secondary market for the securities.  CSSU, may, but is not obligated to, make a market in the securities.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily.  Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which CSSU is willing to transact.  If CSSU were not to make a market in the securities, it is likely that there would be no secondary market for the securities.  Accordingly, you should be willing to hold your securities to maturity.

The securities are not designed to be short-term trading instruments

The price at which you will be able to sell your securities prior to maturity (including to us or our affiliates), if at all, may be at a substantial discount from their principal amount, even in cases where the underlying asset(s) have appreciated, in the case of bull market securties, or depreciated, in the case of bear market securities, during the term of the securities. The potential returns described in the applicable pricing supplement assume that your securities, which are not designed to be short-term trading instruments, are held to maturity. You should be willing and able to hold your securities to maturity.

If the level of any underlying asset changes, the market value of your securities may not change in the same manner

Owning the securities is not the same as owning any underlying asset or any component included in or composing any underlying asset. Accordingly, changes in the level of an underlying asset may not result in a comparable change in the value of the securities. If the level of any underlying asset on any day has increased, in the case of bull market securities, or has decreased, in the case of bull market securities, the value of the securities may not increase comparably, if at all, or their value may even decline.

Historical performance of any underlying asset is not indicative of future performance

You can review the historical prices of the underlying asset in the section called “Historical Information” in the applicable pricing supplement.  You cannot predict the future performance of the underlying asset based on its historical performance.  The value of the applicable underlying asset may decrease, in the case of a bull market securities, or increase, in the case of a bear market securities, so that you will receive at maturity a payment that is less than the principal amount of the securities by an amount proportionate to the decrease or increase, respectively, in the value of the underlying asset.  In addition, there can be no assurance that the value of the underlying asset will increase or decrease, respectively, so that you will receive at maturity an amount in excess of the principal amount of the securities.  Nor can there be any assurance that the value of the underlying asset will not increase or decrease, respectively, beyond a specified percentage of the initial value of the underlying asset, in which case you will only receive the maximum payment at maturity.

If the securities are linked to two or more underlying assets, movements in the values of the underlying assets may be correlated or uncorrelated

High correlation of movements in the value of the underlying assets during periods of negative returns among the underlying assets could have an adverse effect on your return on the securities. However, the movements in the value of the underlying assets may become uncorrelated in the future. Accordingly, at a time when the return of one or more of the underlying assets increases, the return of the other underlying assets may not increase as much or may even decline.

In addition, if the securities are linked to two or more underlying assets, to the extent that the underlying assets are uncorrelated, the risk of an underlying asset reaching or decreasing beyond the trigger level or buffer amount, in the case of bull market securities, or reaching or increasing beyond the trigger level or buffer amount, in the case of bear market securities, or a decline or an increase, as applicable, in the value of at least one underlying asset will increase. For example, if the level of one underlying asset increases, the level of the other underlying asset may decrease, or vice versa. In this case, a lack of correlation could affect the value of the securities and the amount of any payment due on the securities.

In the case of securities with multiple determination dates, the securities may pay less than the stated principal amount at maturity even where the value of the underlying asset on the final determination date is higher than its initial value

For bull market securities with multiple determination dates, you will receive a payment at maturity that is greater than the stated principal amount of the securities only if the arithmetic average of the values of the underlying asset on each of the determination dates is greater than its initial value.  A value of the underlying asset which is higher than its initial value on any one determination date may be partially or entirely offset by a value of the underlying asset which is lower than its initial value on any other determination date.  Consequently, it is possible that you will receive at maturity an amount less than the stated principal amount for each securities you hold, even if the underlying asset has appreciated substantially as of the final determination date.

For bear market securities with multiple determination dates, you will receive a payment at maturity that is greater than the stated principal amount of the securities only if the arithmetic average of the values of the underlying asset on each of the determination dates is less than its initial value.  A value of the underlying asset which is less than its initial value on any one determination date may be partially or entirely offset by a value of the underlying asset which is greater than its initial value.  Consequently, it is possible that you will receive at maturity an amount less than the stated principal amount for each security you hold, even if the underlying asset has depreciated substantially as of the final determination date.

The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the securities through one or more of our affiliates is likely to adversely affect the value of the securities prior to maturity

While the payment at maturity will be based on the full principal amount of your securities as described in the applicable pricing supplement, the original issue price of the securities includes each agent’s commission and the estimated cost of hedging our obligations under the securities through one or more of our affiliates. Such original issue price includes the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which CSSU will be willing to purchase the securities from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by CSSU as a result of such compensation or other transaction costs.

Adjustments to the underlying index or indices could adversely affect the value of the securities

The underlying index publishers are responsible for calculating and maintaining the underlying index or indices.  Underlying index publishers can add, delete or substitute the stocks constituting the underlying index or indices or make other methodological changes that could change the value of the underlying index or indices.  Any of these actions could adversely affect the value of the securities.  The underlying index publishers have no obligation to consider your interests in calculating or revising the underlying index or indices.

The underlying index publishers may discontinue or suspend calculation or publication of the underlying index or indices at any time.  In these circumstances, Credit Suisse International, as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index.  The calculation agent could have an economic interest that is different from that of investors in the securities insofar as, for example, the calculation agent is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.  If the calculation agent determines that there is no appropriate successor index, at maturity the payout on the securities will be an amount based on the level of the underlying index as at the valuation time on the determination date as determined by the calculation agent in its sole discretion in accordance with the formula for and method of calculating such underlying index last in effect prior to that change or failure, but using only those components that comprised such underlying index immediately prior to that change or failure.

Adjustments to the shares of an exchange-traded fund or to the share underlying index could adversely affect the value of the securities

The index publisher of a share underlying index is responsible for calculating and maintaining such index.  Such index publisher can add, delete or substitute the stocks underlying the share underlying index or make other methodological changes that could change the value of the share underlying index.  Pursuant to its investment strategy or otherwise, the investment adviser of the exchange-traded fund relating to the underlying shares may add, delete or substitute the stocks composing such exchange-traded fund.  Any of these actions could adversely affect the price of the underlying shares and, consequently, the value of the securities.

In some circumstances, the payment you receive on the securities may be based on equity securities that are not the equity securities of the original exchange-traded funds

In some circumstances, for securities linked to the performance of exchange-traded funds, the payment you receive on the securities may be based on the shares of an exchange-traded fund or the equity securities (or ADSs, as applicable) of one or more companies that are not the original exchange-traded fund. Following certain corporate events relating to the exchange-traded fund where the exchange-traded fund is not the surviving entity, a portion of the amount you receive at maturity may be based on the equity securities of a successor to the original exchange-traded fund, or on cash or any other assets distributed to holders of the original shares of the exchange-traded fund as a result of such corporate event. The occurrence of corporate events and the consequent adjustments may materially and adversely affect the value of the securities. We describe the specific corporate events that can lead to these adjustments in the sections of this product supplement called “Description of Auto-Callable Securities—Antidilution Adjustments.”

For securities linked to the performance of more than one underlying asset, you will be fully exposed to the risk of fluctuations in the levels of each underlying asset

If the applicable pricing supplement specifies that the securities are linked to the performance of more than one underlying asset, the securities will be linked to the individual performance of each underlying asset. In such case, because the securities are not linked to a basket, in which the risk is mitigated and diversified among all of the components of a basket, you will be exposed to the risk of fluctuations in the levels of the underlying assets to the same degree for each underlying asset. For example, in the case of bull market securities, if the securities are linked to one or more underlying indices, the individual performances of each of the underlying indices would not be combined to calculate your return, and the depreciation of any such underlying index would not be mitigated by the appreciation of any other underlying index. Instead, your return would depend on the lowest-performing of the two underlying indices to which the securities are linked.

If the applicable pricing supplement specifies that the securities will be linked to the performance of more than one underlying asset, your return will be negative if an underlying asset reaches or falls beyond the trigger level or buffer amount, in the case of bull market securities, or reaches or increases beyond the trigger level or buffer amount, in the case of bear market securities, and the final level of any underlying asset is less than, in the case of bull market securities, or greater than, in the case of bear market securities, its initial level

Your return will be negative, and you will be entitled to receive less than the principal amount of your securities at maturity, if an underlying asset reaches or falls beyond the trigger level or buffer amount, in the case of bull market securities, or reaches or increases beyond the trigger level or buffer amount, in the case of bear market securities, and the final level of any underlying asset is less than, in the case of bull market securities, or greater than, in the case of bear market securities, its initial level. The underlying asset in question for each determination is not necessarily the same underlying asset.

The ETF shares are different from the share underlying index

The performance of any ETF shares may not exactly replicate the performance of the relevant share underlying index because the exchange-traded fund relating to the ETF shares will reflect transaction costs and fees that are not included in the calculation of the share underlying index.  It is also possible that such exchange-traded fund may not fully replicate or may in certain circumstances diverge significantly from the performance of the share underlying index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in such exchange-traded fund, differences in trading hours between such exchange-traded fund and the share underlying index or due to other circumstances.  Additionally, the investment adviser of such exchange-traded fund may have authorization to invest up to a certain percentage of such exchange-traded fund’s assets in shares of other exchange-traded funds that seek to track the performance of equity securities of similar constituent countries or industries of the share underlying index.

In addition, an exchange-traded  fund generally does not hold all or substantially all of the stocks included in its share underlying index but instead invests in a representative sample of the stocks included in share underlying index for such fund. Finally, the performance of a fund and of its share underlying index will generally vary due to transaction costs, certain corporate actions and timing variances.

Imperfect correlation between the stocks held by an exchange-traded fund and the stocks included in such exchange-traded  fund’s share underlying index; the performance of the shares of other funds, if applicable; rounding of prices; changes to an exchange-traded fund’s share underlying index; and changes to regulatory policies, may cause the performance of an exchange-traded fund to differ from the performance of the share underlying index for such exchange-traded fund. In addition, because shares of funds are traded on exchanges and are subject to market supply and investor demand, the market value of one share of a fund may differ from its net asset value per share and the shares of a fund may trade at, above or below their net asset value per share.

Because of the potential discrepancies identified above, the return on an exchange-traded fund may correlate imperfectly with the return on such exchange-traded fund’s share underlying index.

The antidilution adjustments the calculation agent is required to make do not fully cover every event that could affect the underlying shares

Credit Suisse International, as calculation agent, will adjust the amount payable at maturity for certain events affecting the underlying shares such as stock splits.  Stock dividends or mergers may also affect any underlying shares of common stock.  However, the calculation agent will not make an adjustment for every event that could affect the underlying shares.  For example, the calculation agent is not required to make any adjustments if the issuer of common stock or anyone else makes a partial tender or partial exchange offer for the underlying shares of common stock, nor will adjustments be made following the final determination date.  If an event occurs that does not require the calculation agent to adjust the amount payable at maturity or if an adjustment is made but such adjustment does not fully reflect the economics of such event, the market price of the securities may be materially and adversely affected.  See “Description of Auto-Callable Securities—Antidilution Adjustments” for further information.

There are risks associated with investments in securities linked to ADSs or the value of foreign equity securities or indices of foreign equity securities

Investments in the securities linked to ADSs or the value of foreign securities or indices of foreign equity securities involve risks associated with the foreign securities market, including volatility, governmental intervention and cross-shareholdings among companies in the foreign index.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.  Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.  Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

The securities may be subject to foreign currency risk if any underlying asset is comprised of foreign equity securities or other components denominated in a foreign currency or if any underlying share is an ADS

If any underlying asset is comprised of foreign equity securities or other components denominated in a foreign currency, or if any underlying share is an ADS, the securities may be subject to foreign currency risk. Because the prices of the components comprising any underlying asset, as applicable, will be converted into the currency in which such underlying asset is quoted (the “base currency”) for the purpose of calculating the value of such underlying asset, your investment will be exposed to currency exchange risk with respect to each of the securities represented in such underlying asset which do not trade in the base currency of the index. Your net exposure to such risk will depend on the extent to which such other currencies strengthen or weaken relative to the base currency. If the base currency strengthens relative to any of the currencies in which the components comprising such underlying asset are denominated, the value of such underlying asset may be adversely affected, and the amount payable on the securities at maturity may be reduced.

There are significant risks related to an investment in a security that is linked, in whole or in part, to ADSs, which are quoted and traded in U.S. dollars, and each of which represents underlying equity securities that are quoted and traded in a foreign currency. The ADSs may trade differently from the underlying foreign equity securities. Changes in the exchange rate between the U.S. dollar and the relevant foreign currencies may affect the U.S. dollar equivalent of the price of the underlying foreign equity securities on foreign securities markets and, as a result, may affect the market price of such ADSs, which may consequently affect the value of the securities.

Foreign currency risks include, but are not limited to, convertibility risk and market volatility and potential interference by foreign governments through regulation of local markets, foreign investment or particular transactions in foreign currency. Of particular importance to potential currency exchange risks are existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments and the extent of governmental surpluses or deficits in the countries represented by any relevant underlying asset and the United States. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of those countries and the United States as well as other countries important to international trade and finance. Foreign currency risks depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative of fluctuations that may occur during the term of the securities.

There are important differences between the rights of holders of ADSs and the rights of holders of the equity securities of a foreign company

If the securities are linked, in whole or in part, to the performance of ADSs relating to the equity securities of one or more foreign issuers, you should be aware that your securities are linked, in whole or in part, to the prices of the ADSs and not to the prices of the corresponding underlying foreign securities, and that important differences exist between the rights of holders of ADSs and holders of the foreign securities underlying such ADSs. Each ADS is generally a security evidenced by an American Depositary Receipt that represents a specified number of shares of the equity securities of a foreign issuer. Generally, the ADSs are issued under a deposit agreement which sets forth the rights and responsibilities of the depositary, the foreign issuer and the holders of the ADSs. Any such differences between the rights of holders of the ADSs and holders of the applicable underlying equity security may be significant and may materially and adversely affect the value of the securities.  For example, the foreign issuer may make distributions in respect of its foreign equity securities that are not passed on to the holders of its ADSs.

In addition, for securities linked to the performance of one or more ADSs, if an ADS is no longer listed or admitted to trading on a U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or included in the OTC Bulletin Board, or if the ADS facility between the issuer of the applicable underlying foreign equity security and the ADS depositary is terminated for any reason, then the calculation agent will have the option to either (a) replace such ADS with the ADS of another company or (b) deem the applicable underlying foreign equity security to replace such ADS, in each case as described below under “Description of Auto-Callable Securities — Delisting of ADSs or termination of ADS facility.” Replacing the original ADS with another security may materially and adversely affect the value of the securities.

There may be potential conflicts of interest

We and/or our affiliates may from time to time buy or sell futures contracts related to any component included in or composing any underlying asset or derivative instruments related to any underlying asset for our or their own accounts in connection with our or their normal business practices. These transactions could affect the price of such components or the value of any underlying asset, and thus affect the value of the securities.

In addition, because Credit Suisse International, which is initially acting as the calculation agent for the securities, is an affiliate of ours, potential conflicts of interest may exist between the calculation agent and you, including with respect to certain determinations and judgments that the calculation agent must make in determining amounts due to you.

We and our affiliates may, now or in the future, engage in business with the issuers of any equity securities included in or composing an underlying asset, including providing advisory services. These services could include investment banking and mergers and acquisitions advisory services. These activities could present a conflict of interest between us or our affiliates and you. In the course of our business, we or our affiliates may acquire material nonpublic information about one or more of the underlying assets, and we will not disclose such information to you. In addition, we or our affiliates may have also published and may in the future publish research reports regarding an underlying asset or some or all of the components included in or composing an underlying asset. This research is modified periodically without notice and may express opinions or provide recommendations that may affect the market price of the components included in such underlying asset and/or the level of such underlying asset and, consequently, the price of the securities and the amount of any payment on the securities. Any research, opinions or recommendations expressed by us or our affiliates or agents may not be consistent with each other and may be modified from time to time without notice. You, as an investor in the securities, should make your own investigation into any underlying asset.

Furthermore, we or our affiliates may serve as issuer, agent or underwriter for additional issuances of securities with returns linked to (or related to spreads between) any underlying asset. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the securities.

Investing in the securities is not equivalent to investing in any underlying index or underlying share

Investing in the securities is not equivalent to investing in any underlying index or its component stocks or any underlying share or any share underlying index.  As an investor in the securities, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute the underlying index or with respect to the underlying shares or the stocks constituting the share underlying index.  If any underlying asset is comprised of equity components, the payment of dividends on the stocks which comprise such underlying asset generally has no effect on the calculation of the level of such underlying asset.  Therefore, the return on your investment, which is based on the underlying return of any relevant underlying asset, is not the same as the total return based on the purchase of the stocks comprising such underlying asset.

For securities linked to underlying shares, adjustments made for dividend payments on the underlying shares will be limited to those adjustments described below under “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares—Antidilution Adjustments.”

Our hedging activity may affect the market value of any underlying asset or the components included in or composing any underlying asset, and therefore the value of the securities may be affected by such activity

We expect to hedge our obligations under the securities through one or more of our affiliates. This hedging activity will likely involve trading in one or more of the underlying assets or the components included in or composing any such underlying asset, as applicable, or in other instruments, such as options, swaps or futures, based upon the underlying asset or the components included in or composing such underlying asset.  This hedging activity could affect the value of any underlying asset, and therefore the value of the securities. Moreover, this hedging activity may result in us or our affiliates receiving a profit even if the value of the securities declines. Assuming no change in market conditions or any other relevant factors, the price, if any, at which CSSU is willing to purchase the securities in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the securities, as well as the projected profit included in the cost of hedging our obligations under the securities. In addition, any such prices may differ from values determined by pricing models used by CSSU, as a result of dealer discounts, mark-ups or other transaction costs.

The offering of the securities does not constitute an expression of our view about, or a recommendation of, any underlying asset

The offering of the securities is not an expression of our views about how any underlying asset will perform in the future or as a recommendation to invest (directly or indirectly, by taking a long or short position) in any underlying asset. As a global financial institution, we and our affiliates may, and often do, have positions (long, short or both) in one or more of the underlying assets that conflict with an investment in the securities. See “—There may be potential conflicts of interest” for some examples of potential conflicting positions we may have. You should undertake an independent determination of whether an investment in the securities is suitable for you in light of your particular situation, including your specific investment objectives, risk tolerance and financial resources.

We, our affiliates or our agents may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the securities and any such research, opinions or recommendations could affect the level of any underlying asset to which the securities are linked or the value of the securities

We, our affiliates or our agents may publish research from time to time on financial markets and other matters that may influence the value of the securities, and we may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by us, our affiliates or our agents may not be consistent with each other and may be modified from time to time without notice. Any such research opinions or recommendations could affect the level of the applicable underlying asset in the market and therefore the value of the securities.

We have not participated, and will not participate, in the preparation of the public information provided on any underlying asset, or independently verified that such information is accurate or complete

All disclosure contained in the applicable pricing supplement and/or any accompanying underlying supplement will be derived from publicly available documents and other publicly available information. Unless otherwise specified in the applicable pricing supplement, we have not participated, and will not participate, in the preparation of such documents, and have not made, and will not make any due diligence inquiry with respect to any underlying asset in connection with the offering of the securities. Furthermore, we cannot give any assurance that all events occurring prior to the date of the applicable pricing supplement, including events that would affect the accuracy or completeness of public information or filings of any such underlying asset, will have been publicly disclosed. Subsequent disclosure of any of those events or the disclosure of or failure to disclose material future events concerning an underlying asset could affect the amount of any payment due on the securities. Any prospective purchaser of the securities should undertake an independent investigation of the one or more underlying assets to which the securities are linked as in its judgment is appropriate to make an informed decision with respect to an investment in the securities.

You have no rights against any sponsor, relevant exchange, issuer of underlying shares, or if any underlying asset includes or is composed of equity-based components, issuers of the equity securities that compose such underlying asset

You will have no rights against any index creator, index calculation agent or sponsor, as applicable, of any index (an “index sponsor”) or the investment advisor or manager of any exchange-traded fund (a “fund sponsor,” and together with the “index sponsor,” a “sponsor”), any relevant exchange, any issuer of underlying shares, or, if any underlying asset is comprised of equity components, the issuers of any equity securities that compose such underlying asset. The securities are not sponsored, endorsed, sold or promoted by any such sponsor, relevant exchange or issuer. No such sponsor, relevant exchange or issuer has passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. No such sponsor, relevant exchange or issuer makes any representation or warranty, express or implied, to you or any member of the public regarding the advisability of investing in securities generally or the securities in particular, or the ability of any underlying asset to track general market performance.

Unless otherwise provided in the applicable pricing supplement, any such sponsor’s only relationship to us is in the licensing of trademarks or service marks and certain trade names and the use of such underlying asset, which is determined, composed and calculated by such sponsor without regard to us or the securities. No such sponsor, relevant exchange or issuer is responsible for, and none of them has participated in the determination of, the timing, prices or quantities of the securities to be issued or in the determination or calculation of the equation by which any amount due on the securities is to be determined. No such sponsor, relevant exchange or issuer has any liability in connection with the administration, marketing or trading of the securities. No such sponsor, relevant exchange or issuer has any obligation to take our interests or yours into consideration for any reason.

We and our affiliates generally do not have any affiliation with any relevant exchange, underlying index, underlying shares, relevant issuer or sponsor and are not responsible for its public disclosure of information

Unless otherwise specified in the applicable pricing supplement, we and our affiliates generally are not affiliated with any relevant exchange, underlying index, underlying shares, relevant issuer or sponsor in any way (except for licensing arrangements) and have no ability to control or predict its actions, including any errors in or discontinuance of disclosure regarding its methods or policies.

Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about any underlying index, underlying shares, relevant issuer or sponsor contained in any public disclosure of information. You, as an investor in the securities, should make your own investigation into the underlying index, the underlying shares, and their issuer or sponsor.

We cannot control the actions of any issuer of underlying shares or the issuers whose equity securities are included in or held by any underlying asset

We cannot control the actions of any issuer of underlying shares or the issuers of the equity securities included in or held by any underlying asset. Actions by such issuers may have an adverse effect on the value of an underlying asset and, consequently, on the value of the securities.

Unless otherwise specified in the applicable pricing supplement, we are not currently affiliated with any company included in any underlying asset with the exception of the MSCI EAFE® Index

Unless otherwise specified in the applicable pricing supplement, we are not currently affiliated with any of the companies whose equity securities comprise any underlying asset, with the exception of the MSCI EAFE® Index. We are currently one of the companies that make up the MSCI EAFE® Index, but we are not affiliated with any of the other companies whose stock is included in the MSCI EAFE® Index. In the case of securities linked to the MSCI EAFE® Index, we will have no ability to control the actions of the other companies that constitute such index, including actions that could affect the value of the equity securities underlying the MSCI EAFE® Index. None of the money you pay us will go to the sponsor of the MSCI EAFE® Index or any of the other companies included in the MSCI EAFE® Index and none of those companies will be involved in the offering of the securities in any way.

The securities may be linked to a price return index or an excess return index and not a total return index

The securities may be linked to a price return index or an excess return index and not a total return index. A price return index is designed to reflect the prices of the components included in such index. An excess return index reflects the returns that are potentially available through an investment in the contracts composing such index. By contrast, a total return index reflects, in addition to the returns reflected by the excess return version of such index, the interest that could be earned on funds committed to the trading of the underlying futures contracts. Therefore, any payment due to you could be less than such payment would have been if the securities were linked to a total return index. The relevant pricing supplement will specify, if applicable, whether the securities are linked to a price return index, an excess return index or a total return index.

Even if the components included in an underlying index, held by an exchange-traded fund or included in a share underlying index are all part of the same industry or asset class, such components are not necessarily representative of that industry or asset class

Even if an underlying index or exchange-traded fund purports to be representative of a particular industry or asset class, the performance of such underlying index or exchange-traded fund may not correlate with the performance of the entire industry. An underlying index or exchange-traded fund may decline in value even if the industry or asset class as a whole rises in value. Furthermore, one or more of the issuers of any equity securities included in an underlying index or exchange-traded fund may engage in new lines of business unrelated to the particular industry or cease to be involved in lines of business in the particular industry. The equity securities included in an underlying index or exchange-traded fund may not vary even if one or more of the issuers of such equity securities are no longer involved in the particular industry.

The securities may be subject to concentration risk

If any underlying asset or its components are concentrated in a single or a limited number of industry sectors, asset classes or geographical regions, you will not benefit, with respect to such underlying asset, from the advantages of a diversified investment. You will bear the risks of a concentrated investment, including the risk of greater volatility than may be experienced in connection with a diversified investment, and the value of the securities may be more adversely affected by a single economic, political, regulatory or other occurrence affecting an industry sector, asset class or geographic region. You should be aware that other investments may be more diversified than the securities in terms of the number and variety of industry sectors, asset classes or geographical regions.

Market disruptions may adversely affect your return

The calculation agent may, in its discretion, determine that markets have been affected in a manner that prevents it from properly valuing any underlying asset on any day during the term of the securities or from calculating the amount of any payment due on the securities. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its discretion, determines that a market disruption event has occurred, it is possible that one or more of the determination dates and the maturity date will be postponed, and your return could be adversely affected. No interest or other payment will be payable as a result of such postponement. For additional information, see “Description of Auto-Callable Securities—Postponement of Determination Dates” and “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares—Postponement of Determination Dates.”

There is no assurance that an active trading market will continue for any underlying asset or any component included in or composing such underlying asset, or that there will be liquidity in the trading market

Although the underlying asset to which your securities may be linked may trade on various exchanges and a number of similar securities or products may have been traded on other exchanges for varying periods of time, there is no assurance that an active trading market will continue for such underlying asset, or any component included in or composing such underlying asset, or that there will be liquidity in the trading market. Even if there is an active trading market, there may not be enough liquidity to allow such underlying asset, or any component included in or composing such underlying asset, to trade easily, at which point the value of the securities may be adversely affected.

Our right to use an underlying index may be suspended or terminated

If the securities are linked to an underlying index, we have been granted, or will be granted, a non-exclusive right to use such underlying index and related trademarks in connection with the offering of the securities. If we breach our obligations under any license, the sponsor of the relevant underlying index may have the right to terminate such license. If an index sponsor chooses to terminate a license agreement with us, we may no longer have the right under the terms of the license agreement to use the relevant underlying index and related trademarks in connection with the securities until their maturity. If our right to use any underlying index is suspended or terminated for any reason, it may become difficult for us to determine the level of such underlying index and consequently the interest, payment at maturity or any other amounts payable on your securities. The calculation agent in this case will determine the relevant level of such underlying index or the fair value of the securities in its sole discretion.

The U.S. federal income tax consequences of an investment in the securities are uncertain

The U.S. federal income tax consequences of an investment in the securities are uncertain, and may be adverse to a holder of the securities.  No statutory, judicial, or administrative authority directly addresses the characterization of the securities or instruments similar to the securities for U.S. federal income tax purposes.  As a result, significant aspects of the U.S. federal income tax consequences of an investment in the securities are not certain.  Under the terms of the securities, you will have agreed with us to treat the securities as prepaid financial contracts, with respect to the underlying, as described under “Material U.S. Federal Income Tax Considerations—Characterization of the Securities.”  If the U.S. Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the securities, the timing and character of income, gain or loss with respect to the securities may differ.  No assurance can be given that the IRS will agree with the statements made in the section entitled “Material U.S. Federal Income Tax Considerations.”  Additionally, in Notice 2008-2, the IRS and the Treasury Department stated they are considering issuing new regulations or other guidance on whether holders of an instrument such as the securities should be required to accrue income during the term of the instrument. Accordingly, it is possible that regulations or other guidance may be issued that require holders of the securities to recognize income in respect of the securities prior to receipt of any payments thereunder or sale or exchange thereof.  Any regulations or other guidance that may be issued could result in income and gain (either at maturity or upon sale or exchange) in respect of the securities being treated as ordinary income.  It is also possible that a Non-U.S. Holder of the securities could be subject to U.S. withholding tax in respect of the securities under such regulations or other guidance.  It is not possible to determine whether such regulations or other guidance will apply to your securities (possibly on a retroactive basis).  More recently, on January 24, 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments.  If enacted as proposed, the effect of that legislation generally would be to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISOR REGARDING ALL ASPECTS OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF INVESTING IN THE SECURITIES.

CREDIT SUISSE AG

Credit Suisse AG (“Credit Suisse”), a corporation established under the laws of, and licensed as a bank in, Switzerland, is a wholly owned subsidiary of Credit Suisse Group AG. Credit Suisse’s registered head office is in Zurich, and it has additional executive offices and principal branches located in London, New York, Hong Kong, Singapore and Tokyo. Credit Suisse’s registered head office is located at Paradeplatz 8, CH-8001 Zurich, Switzerland, and its telephone number is 41-44-333-1111.

Credit Suisse may act through any of its branches in connection with the securities as described in this product supplement and the accompanying prospectus supplement and prospectus.

Credit Suisse, Guernsey branch, was established in 1997 in Guernsey, Channel Islands, and is, among other things, a vehicle for various funding activities of Credit Suisse. The Guernsey branch exists as part of Credit Suisse and not as a separate legal entity, although it has independent status for certain tax and Guernsey regulatory purposes.  The Guernsey branch is located at Helvetia Court, South Esplanade, St. Peter Port, Guernsey, Channel Islands, GY1 3WF, and its telephone number is 44-1481-724-605.

Credit Suisse, Nassau branch, was established in Nassau, Bahamas, in 1971 and is, among other things, a vehicle for various funding activities of Credit Suisse. The Nassau branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The Nassau branch is located at Shirley & Charlotte Streets, Bahamas Financial Centre, 4th Floor, P.O. Box N-4928, Nassau, Bahamas, and its telephone number is 242-356-8125.

For further information about our company, we refer you to the accompanying prospectus supplement and prospectus and the documents referred to under “Incorporation by Reference” on page S-13 of the prospectus supplement and “Where You Can Find More Information” on page 3 of the accompanying prospectus.

DESCRIPTION OF AUTO-CALLABLE SECURITIES

Investors should carefully read the general terms and provisions of our debt securities in “Description of Debt Securities” in the accompanying prospectus.  This section supplements that description.  The applicable pricing supplement will specify the particular terms for each issuance of securities, and may supplement, modify or replace any of the information in this section and in “Description of Debt Securities” in the accompanying prospectus.  References in this product supplement to a security shall refer to the stated principal amount specified as the denomination for that issuance of securities in the applicable pricing supplement.

General Terms of the Securities

The securities are medium-term notes as described in the accompanying prospectus supplement and are linked to the performance of one or more underlying assets. The securities will be issued by Credit Suisse under an indenture dated March 29, 2007, as may be amended or supplemented from time to time, between us and The Bank of New York Mellon, as trustee.

The securities are not deposit liabilities and are not insured or guaranteed by the FDIC or any other governmental agency of the United States, Switzerland or any other jurisdiction.  Any payment on the securities is subject to our ability to pay our obligations as they come due.

The securities are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

The applicable pricing supplement will specify one or more underlying assets to which the securities are linked, and will contain certain specific information and terms of that offering. The pricing supplement may also add, update or change the information contained in this product supplement or the other offering documents.  If any information in the applicable pricing supplement is inconsistent with the other offering documents, you should rely on the information in that pricing supplement.

The securities will not be listed on any securities exchange, unless we specify otherwise in the applicable pricing supplement.

Terms Specified in Pricing Supplements.  A pricing supplement will specify the following terms of any issuance of securities to the extent applicable:

•	the issue price (price to public);

•	the stated principal amount per security;

•	the aggregate principal amount;

•	the denominations or minimum denominations;

•	whether the securities are bull market auto-callable securities or bear market auto-callable securities;

•	whether the securities are auto-callable buffered securities;

•	the original issue date;

•	the stated maturity date and any terms related to any extension of the maturity date not otherwise set forth in this product supplement;

•	the underlying asset(s);

•	the value of the underlying asset(s) on the pricing date;

•	the determination dates and the early redemption payments applicable to each of the determination dates prior to the final determination date;

•	the trigger level;

•	the observation period;

•	the rate per year at which the securities will bear interest, if any, or the method of calculating that rate and the dates on which interest will be payable;

•	whether the securities may be redeemed, in whole or in part, at our option or repaid at your option, prior to the stated maturity date, and the terms of any redemption or repayment;

•	whether price event acceleration applies to the securities, and if so, the acceleration price and the amount payable upon price event acceleration;

•
if any securities are not denominated and payable in U.S. dollars, the currency or currencies in which the principal, premium, if any, and interest, if any, will be paid, which we refer to as the “specified currency,” along with any other terms relating to the non-U.S. dollar denomination;

•	whether the securities will be listed on any securities exchange;

•	whether the securities will be issued in book-entry or certificated form;

•
if the securities are in book-entry form, whether the securities will be offered on a global basis to investors through Euroclear and Clearstream, Luxembourg, as well as through the Depositary (each as defined below); and

•	any other terms on which we will issue the securities.

Some Definitions.  We have defined some of the terms that we use frequently in this product supplement below:

“buffer amount” means the following with respect to an issuance of auto-callable buffered securities:

•
for bull market auto-callable buffered securities, the percentage specified in the applicable pricing supplement by which the final index value may decline from the initial index value before you will lose any part of the stated principal amount per security; or

•
for bear market auto-callable buffered securities, the percentage specified in the applicable pricing supplement by which the final index value may increase from the initial index value before you will lose any part of the stated principal amount per security.

“business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme.

“Depositary” or “DTC” means The Depository Trust Company, New York, New York.

“determination dates” mean the dates specified in the applicable pricing supplement, or for each underlying asset, the next succeeding underlying business day or such underlying asset if the scheduled determination date is not an underlying business day for such underlying asset, subject to postponement in the event of certain market disruption events and as described under “—Postponement of Determination Dates” and “—Auto-Callable Securities Linked to Underlying Shares—Postponement of Determination Dates.”  The final index value will be determined on the last determination date, which we refer to as the “final determination date.”

“early redemption payment” means the amount of cash specified for each determination date in the applicable pricing supplement, which will be paid on the securities upon an early redemption of the securities.

“Euroclear operator” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“final index value” with respect to an issuance of securities will be the index closing value of an underlying index on the final determination date, unless otherwise specified in the applicable pricing supplement.

“index closing value” means, on any underlying business day or trading day for an underlying index, the closing value of the underlying index or any successor index (as defined under “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” below) determined by the calculation agent at the valuation time, which is the time at which the index sponsor of such index calculates the closing level to be published of such index on such underlying business day or trading day.  In certain circumstances, the index closing value will be based on the alternate calculation of the underlying index as described under “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation.”

“index value” at any time on any day during the observation period will equal the value of an underlying index published at such time on such day under the applicable Bloomberg ticker symbol or any successor ticker symbol, or in the case of any successor index, the Bloomberg ticker symbol or successor ticker symbol for any such successor index.

“initial index value” with respect to an issuance of securities will be the index closing value of an underlying index on the pricing date, as specified in the applicable pricing supplement.

“interest payment date” for any securities means a date on which, under the terms of the securities, regularly scheduled interest, if any, is payable.

“issue price” means the amount per security specified in the applicable pricing supplement and will equal the principal amount of each security, unless otherwise specified.

“market disruption event” means, in respect of an underlying index:

(a)
the occurrence or existence of a suspension, absence or material limitation of trading of securities then constituting 20% or more of the level of such underlying index (or the successor index) on the relevant exchange for those securities for more than two hours of trading, or during the one-half hour period preceding the close of the principal trading session on such relevant exchange;

(b)
a breakdown or failure in the price and trade reporting systems of the relevant exchange for such underlying index as a result of which the reported trading prices for securities then constituting 20% or more of the level of such underlying index (or the successor index) during the one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;

(c)
the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange or market for trading in futures or options contracts related to the underlying index (or the successor index), if available, during the one-half hour period preceding the close of the principal trading session for such related exchange or market; or

(d)	a decision to permanently discontinue trading in those related futures or options contracts,

in each case, as determined by the calculation agent in its sole discretion; and in each case a determination by the calculation agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in the components of the underlying index or any instrument related to the components of the underlying index or to adjust or unwind all or a material portion of any hedge position in the underlying index with respect to the securities.

For the purpose of determining whether a market disruption event with respect to an underlying index exists at any time, if trading in a security included in that underlying index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of that underlying index will be based on a comparison of (1) the portion of the level of that underlying index attributable to that security relative to (2) the overall level of that underlying index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event in respect of an underlying index has occurred:

(a)
a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or the primary exchange or market for trading in futures or options contracts related to such underlying index;

(b)
limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading; and

(c)	a suspension of trading in futures or options contracts related to such underlying index by the primary exchange or market for trading in such contracts, if available, by reason of:

•	a price change exceeding limits set by such exchange or market;

•	an imbalance of orders relating to such contracts; or

•	a disparity in bid and ask quotes relating to such contracts;

will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such underlying index; and

(d)
a “suspension, absence or material limitation of trading” on the primary related exchange or market on which futures or options contracts related to such underlying index are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances, in each case, as determined by the calculation agent in its sole discretion.

“maturity date” means the date specified in the applicable pricing supplement or the next succeeding business day if the scheduled maturity date is not a business day, subject to extension if the final determination date is postponed.  If the final determination date is postponed as a result of a market disruption event or because such final determination date is not an underlying business day for any underlying asset as described above, then the maturity date will be postponed to the fifth business day following the final determination date as postponed. Unless otherwise specified in the applicable pricing supplement, no interest or other payment will be payable because of any postponement of the maturity date

“minimum payment at maturity” means, in respect of auto-callable buffered securities, the stated principal amount times the buffer amount, unless otherwise specified in the applicable pricing supplement.

“observation period” means, unless otherwise specified in the applicable pricing supplement, the period of regular trading hours on each trading day on which there is no market disruption event with respect to the underlying index or indices during the period from but excluding the pricing date to and including the final determination date.

“original issue date” means the date specified in the applicable pricing supplement on which a particular issuance of securities will be issued.

“payment at maturity” means the payment due at maturity with respect to each security, as described under “—Payment at Maturity” and “—Auto-Callable Securities Linked to Underlying Shares—Payment at Maturity” below.

“price source” means the display page, or any successor page, specified in the applicable pricing supplement (e.g., Bloomberg or Reuters), which will be used by the Calculation Agent to determine the index closing value of an underlying index.  If such service or any successor service no longer displays the index closing value of such underlying index, then the Calculation Agent shall designate an alternate source of such index closing value, which shall be the publisher of such index, unless the Calculation Agent, in its sole discretion, determines that an alternate service has become the market standard for transactions related to such index.

“pricing date” means the day when we price the securities for initial sale to the public.

“record date” for any interest payment date, if applicable, is the date 15 calendar days prior to that interest payment date, whether or not that date is a business day.

“related exchange” means, with respect to any underlying index, any exchange on which futures or options contracts relating to such underlying index are traded.

“relevant exchange” means, with respect to any underlying index, each principal exchange on which the components included in such underlying index are traded.

“stated principal amount” for an issuance of securities shall be the principal amount per security, as specified in the applicable pricing supplement.

“trading day” for any underlying asset is any day, as determined by the calculation agent in its sole discretion, on which trading is generally conducted on the relevant exchanges and related exchanges, as applicable, for such underlying assets.

“trigger level” means the level specified in the applicable pricing supplement.

“underlying business day” for any underlying assets is any day that is (or, but for the occurrence of a market disruption event in respect of such underlying asset) a day on which trading is generally conducted on the relevant exchange or relevant exchanges, as applicable, or related exchanges for such underlying assets (each as defined herein), other than a day on which one or more of such relevant exchanges and related exchanges is scheduled to close prior to their regular weekday closing time.

“underlying index” or “underlying indices” means the index or indices specified in the applicable pricing supplement, the performance of which underlies the securities.

“underlying index publisher” means the publisher of the applicable underlying index.

References in this product supplement to “U.S. dollar,” “U.S.$” or “$” are to the currency of the United States of America.

In this “Description of Auto-Callable Securities,” references to an underlying index will include the index or indices specified in the applicable pricing supplement and any successor index or indices, unless the context requires otherwise.

Other terms of the auto-callable securities are described in the following paragraphs.

Payment Pursuant to Automatic Early Redemption

On any determination date other than the final determination date, the securities will be subject to automatic early redemption, as described below.

•	for bull market securities,

•
for securities linked to a single index: If the closing value of the underlying index on any determination date other than the final determination date is greater than the initial index value, the securities will be automatically redeemed on the third business day following the relevant determination date for an early redemption payment specified for the relevant determination date in the applicable pricing supplement.  The early redemption payment will be an amount of cash that is greater than the stated principal amount of the securities

•
for securities linked to more than one index: If the index closing values of each of the underlying indices on any determination date other than the final determination date are in each case greater than the respective initial index values, the securities will be automatically redeemed on the third business day following the relevant determination date for an early redemption payment specified for the relevant determination date in the applicable pricing supplement.  The early redemption payment will be an amount of cash that is greater than the stated principal amount of the securities

•	for bear market securities,

•
for securities linked to a single index: If the closing value of the underlying index on any determination date other than the final determination date is less than the initial index value, the securities will be automatically redeemed on the third business day following the relevant determination date for an early redemption payment specified for the relevant determination date in the applicable pricing supplement.  The early redemption payment will be an amount of cash that is greater than the stated principal amount of the securities

•
for securities linked to more than one index: If the index closing values of each of the underlying indices on any determination date other than the final determination date are in each case less than the respective initial index values, the securities will be automatically redeemed on the third business day following the relevant determination date for an early redemption payment specified for the relevant determination date in the applicable pricing supplement.  The early redemption payment will be an amount of cash that is greater than the stated principal amount of the securities

Payment at Maturity

At maturity, if the securities have not previously been automatically redeemed, upon delivery of the securities to the Trustee, we will pay with respect to each security an amount of cash which will vary depending on the value of the underlying index or indices on the final determination date and over the term of the securities, as described below.

•	for bull market securities,

•	for securities linked to a single index,

•	if the final index value is greater than the initial index value: a fixed amount of cash specified in the applicable pricing supplement, which is greater than the stated principal amount

•
if the final index value is less than or equal to the initial index value but the index value has not declined to or below the specified trigger level at any time during the observation period: the stated principal amount

•
if the final index value is less than or equal to the initial index value and the index value has declined to or below the specified trigger level at any time during the observation period: the stated principal amount times the index performance factor where,

index performance factor	=	final index value
initial index value

because the index performance factor will be less than or equal to 1.0, this amount will be less than or equal to the stated principal amount per security and could be zero.

•	for securities linked to more than one index,

•
if the final index values of each of the underlying indices are in each case greater than the respective initial index values: a fixed amount of cash specified in the applicable pricing supplement, which is greater than the stated principal amount

•
if the final index value of any of the underlying indices is less than or equal to the relevant initial index value but the index value of no underlying index has declined to or below the relevant specified trigger level at any time during the observation period: the stated principal amount

•
if the final index value of any of the underlying indices is less than or equal to the relevant initial index value and the index value of any of the underlying indices has declined to or below the relevant specified trigger level at any time during the observation period: the stated principal amount times the index performance factor where,

index performance factor	=	the least of

final index value of Index1
initial index value of Index1
and
final index value of Index2
initial index value of Index2
and
final index value of Indexn
initial index value of Indexn

The underlying index with the lowest index performance factor may be, but need not be, the same underlying index that declined below the trigger level during the observation period.

Because the index performance factor will be less than or equal to 1.0, this amount will be less than or equal to the stated principal amount per security and could be zero.

•	for bear market securities,

•	for securities linked to a single index,

•	if the final index value is less than the initial index value: a fixed amount of cash specified in the applicable pricing supplement, which is greater than the stated principal amount

•
if the final index value is greater than or equal to the initial index value but the index value has not increased to or above the specified trigger level at any time during the observation period: the stated principal amount

•
if the final index value is greater than or equal to the initial index value and the index value has increased to or above the specified trigger level at any time during the observation period: the stated principal amount times the index performance factor where,

index performance factor	=	1 –	(final index value – initial index value)
initial index value

, provided that the index performance factor may not be less than zero.

Because the index performance factor will be less than or equal to 1.0, this amount will be less than or equal to the stated principal amount per security and could be zero.

•	for securities linked to more than one index,

•
if the final index values of each of the underlying indices are in each case less than the respective initial index values: a fixed amount of cash specified in the applicable pricing supplement, which is greater than the stated principal amount

•
if the final index value of any of the underlying indices is greater than or equal to the relevant initial index value but the index value of no underlying index has increased to or above the relevant specified trigger level at any time during the observation period: the stated principal amount

•
if the final index value of any of the underlying indices is greater than or equal to the relevant initial index value and the index value of any of the underlying indices has increased to or above the relevant specified trigger level at any time during the observation period: the stated principal amount times the index performance factor where,

index performance factor	=	the least of

1 –	(final index value of Index1 – initial index value of Index1)
initial index value of Index1

and

1 –	(final index value of Index2 – initial index value of Index2)
initial index value of Index2

and

1 –	(final index value of Indexn – initial index value of Indexn)
initial index value of Indexn

, provided that the index performance factor may not be less than zero.

The underlying index with the lowest index performance factor may be, but need not be, the same underlying index that increased above the trigger level during the observation period.

Because the index performance factor will be less than or equal to 1.0, this amount will be less than or equal to the stated principal amount per security and could be zero.

•	for auto-callable buffered securities,

•	for bull market auto-callable buffered securities linked to a single index,

•	if the final index value is greater than the initial index value: a fixed amount of cash specified in the applicable pricing supplement, which is greater than the stated principal amount

•
if the final index value is less than or equal to the initial index value but has decreased by an amount less than or equal to the buffer amount from the initial index value: the stated principal amount

•
if the final index value is less than or equal to the initial index value and has decreased by an amount greater than the buffer amount from the initial index value: the stated principal amount times the index performance factor, plus the minimum payment at maturity where,

index performance factor	=	final index value
initial index value

This payment will be less than the stated principal amount; however, the payment at maturity for each stated principal amount will not be less than the minimum payment at maturity, which will be the stated principal amount times the buffer amount.

•	for bear market auto-callable buffered securities linked to a single index,

•	if the final index value is less than the initial index value: a fixed amount of cash specified in the applicable pricing supplement, which is greater than the stated principal amount

•
if the final index value is greater than or equal to the initial index value but the index value has increased by an amount less than or equal to the buffer amount from the initial index value: the stated principal amount

•
if the final index value is greater than or equal to the initial index value and the index value has increased by an amount greater than the buffer amount from the initial index value: the stated principal amount times the index performance factor, plus the minimum payment at maturity where,

index performance factor	=	1 –	(final index value – initial index value)
initial index value

, provided that the index performance factor may not be less than zero.

This payment will be less than the stated principal amount; however, the payment at maturity for each stated principal amount will not be less than the minimum payment at maturity, which will be the stated principal amount times the buffer amount.

Postponement of Determination Dates

If the calculation agent determines that a market disruption event exists in respect of any underlying index on a determination date, then that determination date will be postponed in respect of such underlying index to the first succeeding underlying business day for such underlying index on which the calculation agent determines that no market disruption event exists in respect of such underlying index, unless the calculation agent determines that a market disruption event exists in respect of such underlying index on each of the five underlying business days for such underlying index immediately following the scheduled determination date. In that case, (a) the fifth succeeding underlying business day for such underlying index following the scheduled determination date will be deemed to be such determination date for such underlying index, notwithstanding the market disruption event in respect of such underlying index, and (b) the calculation agent will determine the closing level for such underlying index on that deemed determination date in accordance with the formula for and method of calculating such underlying index last in effect prior to the commencement of the market disruption event in respect of such underlying index using exchange-traded prices on the relevant exchanges (as determined by the calculation agent in its sole discretion) or, if trading in any component comprising the index has been materially suspended or materially limited, the calculation agent’s good-faith estimate of the prices that would have prevailed on the relevant exchanges (as determined by the calculation agent in its sole discretion) but for the suspension or limitation, as of the valuation time on that deemed determination date, of each component comprising such index (subject to the provisions described under “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” herein).

For issuances of the securities that have multiple consecutive determination dates: if two or more determination dates are specified in the applicable pricing supplement and a market disruption event exists in respect of an underlying index on one of such determination dates (the “disrupted determination date”), all of the determination dates that are scheduled to occur on consecutive underlying business days following such disrupted determination date, if any, in respect of the underlying index will be postponed by the corresponding number of days by which such disrupted determination date is postponed as a result of such market disruption event.

The determination date for any underlying index not affected by a market disruption event will be the scheduled determination date for such underlying index.

If the final determination date is postponed as a result of a market disruption event or because such final determination date is not an underlying business day for any underlying index as described above, then the maturity date will be postponed to the fifth business day following the final determination date as postponed.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to any underlying index and of any related determinations and calculations with respect to any event described above and its determinations and calculations will be conclusive absent manifest error.

Alternate Exchange Calculation in Case of an Event of Default

In case an event of default (as defined in the accompanying prospectus) with respect to the securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (in accordance with the acceleration provisions set forth in the accompanying prospectus) will be determined by the calculation agent and will equal, for each of the securities, the arithmetic average, as determined by the calculation agent, of the fair value of the securities as determined by at least three but not more than five broker dealers (which may include any of our subsidiaries or affiliates) as will make such fair value determinations available to the calculation agent.

Discontinuance of Any Underlying Index; Alteration of Method of Calculation

The calculation agent will be solely responsible for the determination and calculation of any adjustments to any underlying index and of any related determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

If the underlying index is (a) not calculated and announced by the sponsor or index calculation agent, as applicable (the “index sponsor”), but is calculated and announced by a successor acceptable to the calculation agent or (b) replaced by a successor index using, in the determination of the calculation agent, the same or a substantially similar formula for and method of calculation as used in such underlying index, then such underlying index will be deemed to be such underlying index as so calculated and announced by such successor sponsor, or that successor index, as applicable (such index, a “successor index”).

Upon any selection by the calculation agent of a successor index, such successor index will be substituted for such underlying index for all purposes of the securities, and we will, or will cause the calculation agent to, furnish notice thereof to us and the trustee.

If (x) on or prior to a determination date or other relevant date an index sponsor, index calculation agent or index creator makes, in the determination of the calculation agent, a material change in the formula for or the method of calculating the underlying index or in any other way materially modifies the underlying index (other than a modification prescribed in that formula or method to maintain such underlying index in the event of changes in constituent stocks and capitalization and other routine events) or (y) on any determination date or other relevant date the index sponsor fails to calculate and announce the underlying index, then the calculation agent will calculate the payment at maturity using, in lieu of a published level for such underlying index, the level for the underlying index as at the valuation time on the determination date as determined by the calculation agent in its sole discretion in accordance with the formula for and method of calculating such underlying index last in effect prior to that change or failure, but using only those components that comprised the underlying index immediately prior to that change or failure. Notice of adjustment of such underlying index will be provided to the trustee in the manner set forth below.

Auto-Callable Securities Linked to Underlying Shares

This section describes the terms and provisions specific to the securities linked, in whole or in part, to shares of a common stock, American depositary shares representing the ordinary shares of an underlying company or shares of an exchange-traded fund specified in the applicable pricing supplement, which we refer to as underlying shares.

Some Definitions.  For purposes of the securities linked, in whole or in part, to underlying shares, the following definitions shall apply in addition to or in substitution of, as applicable, the definitions provided under “Description of Auto-Callable Securities—General Terms of the Securities—Some Definitions.”

“adjustment factor” means a number which is initially 1.0 on the date the securities are priced for initial sale to the public, and will be subject to adjustment for certain events affecting the underlying shares.  See “—Antidilution Adjustments” below.

“closing price” for the underlying shares which are shares of an exchange-traded fund will be the last reported sale price for one share of such exchange-traded fund, regular way, of the principal trading session on such day on the New York Stock Exchange (or such other national securities exchange on which such reference fund is listed or admitted to trading) multiplied by the adjustment factor for such reference fund, as determined by the calculation agent in its sole discretion, subject to the provisions described under “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares—Discontinuance of the Underlying Shares of an Exchange-Traded Fund and/or Share Underlying Index; Alteration of Method of Calculation.”

“closing price” for the underlying shares which are shares of common stock or ADSs on any underlying business day or trading day means, subject to the provisions set out under “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares—Discontinuance of the Underlying Shares of an Exchange-Traded Fund and/or Share Underlying Index; Alteration of Method of Calculation” below:

•
if such underlying shares are listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of The NASDAQ Stock Market, the official closing price), of the principal trading session on such day on the principal United States securities exchange registered under the Exchange Act, on which such underlying shares are listed or admitted to trading,

•
if such underlying shares are not listed or admitted to trading on any national securities exchange but are included in the OTC Bulletin Board Service (or any successor service) operated by FINRA (the “OTC Bulletin Board”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day,

•
with respect to any such other security, if such security is issued by a foreign issuer and its closing level cannot be determined as set forth in the two bullet points above, and such security is listed or admitted to trading on a foreign securities exchange or market, the last reported sale price, regular way, of the principal trading session on such day on the primary foreign securities exchange or market on which such security is listed or admitted to trading, or

•
otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for such underlying shares obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent;

in each case, multiplied by the adjustment factor for such underlying shares, subject to the provisions described under “—Market disruption event” and “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares—Discontinuance of the Underlying Shares of an Exchange-Traded Fund and/or Share Underlying Index; Alteration of Method of Calculation” below.

“determination closing price” means the closing price of one underlying share as determined by the Calculation Agent on any determination date prior to the final determination date.

“final share price” means the closing price of one underlying share as determined by the Calculation Agent on the final determination date.

“initial share price” means the closing price of one underlying share as determined by the Calculation Agent on the pricing date, or as otherwise specified in the applicable pricing supplement.

“intraday price” for the underlying shares (or one unit of any other security for which an intraday price must be determined) at any time during any trading day (including at the close) means, subject to the provisions set out under “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares—Discontinuance of the Underlying Shares of an Exchange-Traded Fund and/or Share Underlying Index; Alteration of Method of Calculation” below: the price of one such underlying share, displayed on the relevant exchange for such underlying share at such time, or if unavailable on that relevant exchange, any other exchange displaying that price, as specified in the applicable pricing supplement, multiplied by the adjustment factor (as defined below) applicable to such underlying share at such time, in all cases as determined by the calculation agent in its sole discretion.

“market disruption event” means,

(1)      in respect of underlying shares of a common stock or American depositary shares:

(a)      the occurrence or existence of a suspension, absence or material limitation of trading of such underlying shares on the relevant exchange, for such underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange;

(b)      a breakdown or failure in the price and trade reporting systems of the relevant exchange for such underlying shares as a result of which the reported trading prices for such underlying shares during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;

(c)      the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange or market for trading in futures or options contracts related to such underlying shares, if available, during the one-half hour period preceding the close of the principal trading session of such related exchange or market; or

(d)      a decision to permanently discontinue trading in such futures or options contracts relating to such underlying shares;

in each case, as determined by the calculation agent in its sole discretion, and in each case a determination by the calculation agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in such underlying shares or any instrument related to such underlying shares or to adjust or unwind all or a material portion of any hedge position in such underlying shares with respect to the securities.

For the purpose of determining whether a market disruption event in respect of underlying shares has occurred:

(a)
a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange for such underlying shares or the primary related exchange or market for trading in futures or options contracts related to such underlying shares;

(b)
limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading; and

(c)	a suspension of trading in futures or options contracts related to such underlying shares by the primary related exchange or market for trading in such contracts, if available, by reason of:

•	a price change exceeding limits set by such exchange or market;

•	an imbalance of orders relating to such contracts; or

•	a disparity in bid and ask quotes relating to such contracts;

will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such underlying shares; and

(d)
a “suspension, absence or material limitation of trading” on the primary related exchange or market on which futures or options contracts related to such underlying shares are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances;

in each case, as determined by the calculation agent in its sole discretion.

(2)      in respect of underlying shares of an exchange-traded fund:

(a)
the occurrence or existence of a suspension, absence or material limitation of trading of the underlying shares on the relevant exchange for such underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange;

(b)
a breakdown or failure in the price and trade reporting systems of the relevant exchange for such underlying shares, as a result of which the reported trading prices for such underlying shares during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;

(c)
the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange or market for trading in futures or options contracts related to such underlying shares or the share underlying index, if any, for more than two hours of trading, or during the one-half hour period preceding the close of the principal trading session for such related exchange or market; or

(d)	a decision to permanently discontinue trading in those related futures or options contracts;

in each case, as determined by the calculation agent in its sole discretion; and in each case a determination by the calculation agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in the underlying shares or any instrument related to such underlying shares or to adjust or unwind all or a material portion of any hedge position in the underlying shares with respect to the securities.

For the purpose of determining whether a market disruption event in respect of the underlying shares has occurred:

(a)
a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange for such underlying shares or the primary related exchange or market for trading in futures or options contracts related to such underlying shares;

(b)
limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading; and

(c)
a suspension of trading in futures or options contracts related to the share underlying index or the underlying shares, if any, by the primary related exchange or market for trading in such contracts, if available, by reason of:

•	a price change exceeding limits set by such exchange or market;

•	an imbalance of orders relating to such contracts; or

•	a disparity in bid and ask quotes relating to such contracts;

will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to the share underlying index or the underlying shares; and

(d)
a “suspension, absence or material limitation of trading” on the primary related exchange or market on which futures or options contracts related to the share underlying index or the underlying shares are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances;

in each case, as determined by the calculation agent in its sole discretion.

“observation period” means, unless otherwise specified in the applicable pricing supplement, the period of regular trading hours on each trading day on which there is no market disruption event with respect to the underlying shares during the period from but excluding the pricing date to and including the final determination date.

“related exchange” means, with respect to any underlying shares, any exchange on which futures or options contracts relating to such underlying shares are traded.

“relevant exchange” means, with respect to any underlying shares, the principal exchange on which such underlying shares are traded.

“share underlying index” means the index which the relevant exchange-traded fund generally seeks to track.

“trading price” means the intraday price of one underlying share times the adjustment factor, each as determined by the Calculation Agent at any time on any day.

“underlying share” means the share of the common stock or of the exchange-traded fund specified in the applicable pricing supplement, the performance of which underlies the securities linked to underlying shares.

Other terms of the securities linked to underlying shares are described in the following paragraphs.

Payment Pursuant to Automatic Early Redemption

On any determination date other than the final determination date, the securities linked to underlying shares will be subject to automatic early redemption, as described below.

•	for bull market securities linked to underlying shares,

•
for securities linked to a single underlying share: if the determination closing price of the underlying share on any determination date other than the final determination date is greater than the initial share price, the securities will be automatically redeemed on the fifth business day following the relevant determination date for an early redemption payment specified for the relevant determination date in the applicable pricing supplement.  The early redemption payment will be an amount of cash that is greater than the stated principal amount of the securities.

•
for securities linked to more than one underlying share: if the determination closing prices of each of the underlying shares on any determination date other than the final determination date are greater than the respective initial share prices, the securities will be automatically redeemed on the fifth business day following the relevant determination date for an early redemption payment specified for the relevant determination date in the applicable pricing supplement.  The early redemption payment will be an amount of cash that is greater than the stated principal amount of the securities.

•	for bear market securities linked to underlying shares,

•
for securities linked to a single underlying share: if the determination closing price of the underlying share on any determination date other than the final determination date is less than the initial share price, the securities will be automatically redeemed on the fifth business day following the relevant determination date for an early redemption payment specified for the relevant determination date in the applicable pricing supplement.  The early redemption payment will be an amount of cash that is greater than the stated principal amount of the securities.

•
for securities linked to more than one underlying share: if the determination closing prices of each of the underlying indices on any determination date other than the final determination date are less than the respective initial share prices, the securities will be automatically redeemed on the fifth business day following the relevant determination date for an early redemption payment specified for the relevant determination date in the applicable pricing supplement.  The early redemption payment will be an amount of cash that is greater than the stated principal amount of the securities.

Payment at Maturity

At maturity, if the securities linked to underlying shares have not previously been automatically redeemed, upon delivery of the securities to the Trustee, we will pay with respect to each security an amount of cash which will vary depending on the value of the underlying shares on the final determination date and over the term of the securities, as described below.

•	for bull market securities linked to underlying shares,

•	for securities linked to a single underlying share:

•	if the final share price is greater than the initial share price: a fixed amount of cash specified in the applicable pricing supplement, which is greater than the stated principal amount

•
if the final share price is less than or equal to the initial share price but the trading price has not declined to or below the specified trigger level at any time during the observation period: the stated principal amount

•
if the final share price is less than or equal to the initial share price and the trading price has declined to or below the specified trigger level at any time during the observation period: the stated principal amount times the share performance factor where,

share performance factor	=	final share price
initial share price

Because the share performance factor will be less than or equal to 1.0, this amount will be less than or equal to the stated principal amount per security and could be zero.

•	for securities linked to more than one underlying share:

•
if the final share prices of each of the underlying shares are in each case greater than the respective initial share prices: a fixed amount of cash specified in the applicable pricing supplement, which is greater than the stated principal amount

•
if the final share price of any of the underlying shares is less than or equal to the relevant initial share price but the trading price of no underlying share has declined to or below the relevant specified trigger level at any time during the observation period: the stated principal amount

•
if the final share price of any of the underlying shares is less than or equal to the relevant initial share price and the trading price of any of the underlying shares has declined to or below the relevant specified trigger level at any time during the observation period: the stated principal amount times the share performance factor where,

share performance factor	=	the least of

final share price of Share1
initial share price of Share1
and
final share price of Share2
initial share price of Share2
and
final share price of Sharen
initial share price of Sharen

The underlying share with the lowest share performance factor may be, but need not be, the same underlying index that declined below the trigger level during the observation period.

Because the share performance factor will be less than or equal to 1.0, this amount will be less than or equal to the stated principal amount per security and could be zero.

•	for bear market securities linked to underlying shares,

•	for securities linked to a single underlying share:

•	if the final share price is less than the initial share price: a fixed amount of cash specified in the applicable pricing supplement, which is greater than the stated principal amount

•
if the final share price is greater than or equal to the initial share price but the trading price has not increased to or above the specified trigger level at any time during the observation period: the stated principal amount

•
if the final share price is greater than or equal to the initial share price and the trading price has increased to or above the specified trigger level at any time during the observation period: the stated principal amount times the share performance factor where,

share performance factor	=	1 –	(final share price – initial share price)
initial share price

, provided that the share performance factor may not be less than zero.

Because the share performance factor will be less than or equal to 1.0, this amount will be less than or equal to the stated principal amount per security and could be zero.

•	for securities linked to more than one underlying share:

•
if the final share prices of each of the underlying shares are in each case less than the respective initial share prices: a fixed amount of cash specified in the applicable pricing supplement, which is greater than the stated principal amount

•
if the final share price of any of the underlying shares is greater than or equal to the relevant initial share price but the trading price of no underlying share has increased to or above the relevant specified trigger level at any time during the observation period: the stated principal amount

•
if the final share price of any of the underlying shares is greater than or equal to the relevant initial share price and the trading price of any of the underlying shares has increased to or above the relevant specified trigger level at any time during the observation period: the stated principal amount times the share performance factor where,

share performance factor	=	the least of

1 –	(final share price of Share1 – initial share price of Share1)
initial share price of Share1

and

1 –	(final share price of Share2 – initial share price of Share2)
initial share price of Share2

and

1 –	(final share price of Sharen – initial share price of Sharen)
initial share price of Sharen

, provided that the share performance factor may not be less than zero.

The underlying share with the lowest share performance factor may be, but need not be, the same underlying share that increased above the trigger level during the observation period.

Because the share performance factor will be less than or equal to 1.0, this amount will be less than or equal to the stated principal amount per security and could be zero.

•	for auto-callable buffered securities linked to underlying shares,

Auto-callable securities linked to underlying shares may also be issued as auto-callable buffered securities.  The terms applicable to such auto-callable buffered securities will be as specified in the applicable pricing supplement.

Postponement of Determination Dates

If the calculation agent determines that a market disruption event exists in respect of any underlying shares on a determination date, then that determination date will be postponed in respect of such underlying shares to the first succeeding underlying business day for such underlying shares on which the calculation agent determines that no market disruption event exists in respect of such underlying shares, unless the calculation agent determines that a market disruption event exists in respect of such underlying shares on each of the five underlying business days for such underlying shares immediately following the scheduled determination date. In that case, (a) the fifth succeeding underlying business day for such underlying shares following the scheduled determination date will be deemed to be such determination date for such underlying shares, notwithstanding the market disruption event in respect of such underlying shares, and (b) the calculation agent will determine the closing level for such underlying shares on that deemed determination date using its good faith estimate of the settlement price of such underlying shares that would have prevailed on the relevant exchange for such underlying shares but for the occurrence of a market disruption event (subject to the provisions described under “—Discontinuance of the Underlying Shares of an Exchange-Traded Fund and/or Share Underlying Index; Alteration of Method of Calculation” herein).

For issuances of the securities that have multiple consecutive determination dates:  if two or more determination dates are specified in the applicable pricing supplement and a market disruption event exists in respect of underlying shares on one of such determination dates (the “disrupted determination date”), all of the determination dates that are scheduled to occur on consecutive underlying business days following such disrupted determination date, if any, in respect of the underlying shares will be postponed by the corresponding number of days by which such disrupted determination date is postponed as a result of such market disruption event.

The determination date for any underlying shares not affected by a market disruption event will be the scheduled determination date for such underlying shares.

If the final determination date is postponed as a result of a market disruption event or because such final determination date is not an underlying business day for any underlying shares as described above, then the maturity date will be postponed to the fifth business day following the final determination date as postponed.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to any underlying shares and of any related determinations and calculations with respect to any event described above and its determinations and calculations will be conclusive absent manifest error.

Antidilution Adjustments

•	in case underlying shares are shares of an exchange-traded fund,

The adjustment factor for ETF shares will initially be set to 1.0 and will be adjusted as specified below. No adjustments to an adjustment factor will be required other than those specified below. The calculation agent will not be required to make any adjustments to any adjustment factor after the close of business on the final determination date. The required adjustments specified below do not cover all events that could affect the price or level of any underlying shares.

No adjustment to the adjustment factor for an ETF will be required unless such adjustment would require an increase or decrease of at least 1% of such adjustment factor, but any adjustment that would otherwise be required to be made will be carried forward and taken into account in any subsequent adjustment of such adjustment factor.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the adjustment factor for any ETF shares and of any related determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

Share splits and reverse share splits

If the ETF shares are subject to a share split or reverse share split, then once such split has become effective, the adjustment factor for such ETF shares will be adjusted so that the new adjustment factor for such ETF shares equals the product of:

•	the prior adjustment factor for such ETF shares and

•
the number of shares that a holder of one ETF share before the effective date of the share split or reverse share split would have owned or been entitled to receive immediately following the applicable effective date.

Share dividends or distributions

If the ETF shares are subject to a (i) share dividend, i.e., an issuance of additional shares of such ETF that is given ratably to all or substantially all holders of the ETF shares or (ii) distribution of ETF shares as a result of the triggering of any provision of the corporate charter of such ETF, then, once the dividend or distribution has become effective and ETF shares are trading ex-dividend, the adjustment factor for the ETF shares will be adjusted so that the new adjustment factor for ETF shares equals the prior adjustment factor for ETF shares plus the product of:

•	the prior adjustment factor for the ETF shares, and

•	the number of additional shares issued in the share dividend or distribution with respect to one ETF share.

Non-cash distributions

If an ETF distributes shares of capital stock, evidences of indebtedness or other assets or property of such ETF to all or substantially all holders of the ETF shares (other than (i) share dividends or distributions referred to under

“—Share dividends or distributions” above and (ii) cash dividends referred to under “—Extraordinary cash dividends or distributions” below), then, once the distribution has become effective and the ETF shares are trading ex-dividend, the adjustment factor for the ETF shares will be adjusted so that the new adjustment factor for such ETF shares equals the product of:

•	the prior adjustment factor for such ETF shares, and

•
a fraction, the numerator of which is the “current market price” of one ETF share and the denominator of which is the amount by which such “current market price” exceeds the “fair market value” of such distribution.

With respect to ETF shares, the “current market price” means the closing level of one ETF share on the underlying business day immediately preceding the ex-dividend date of the distribution requiring an adjustment to the adjustment factor for such ETF shares.

With respect to ETF shares, the “ex-dividend date” with respect to a dividend or other distribution on the ETF shares means the first trading day for an ETF on which transactions of those ETF shares trade on the relevant exchange for ETF shares without the right to receive that dividend or other distribution.

With respect to ETF shares, the “fair market value” of a distribution on the ETF shares means the value of the property distributed in respect of one EFT share in such distribution on the ex-dividend date for such distribution, as determined by the calculation agent in its sole discretion. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the fair market value of such distribution of property per EFT share will equal the closing price of one share or other unit of such distributed property on such ex-dividend date as determined by the calculation agent in its sole discretion.

Extraordinary cash dividends and distributions

A dividend or other distribution consisting exclusively of cash to all or substantially all holders of the ETF shares will be deemed to be an extraordinary cash dividend if its per share value exceeds that of the immediately preceding non-extraordinary cash dividend, if any, for such EFT shares by an amount equal to at least 10% of the closing level of such EFT shares on the first trading day for such EFT shares immediately preceding the ex-dividend date, unless otherwise specified in the applicable pricing supplement.

If an extraordinary cash dividend occurs, the adjustment factor for the affected ETF shares will be adjusted so that the new adjustment factor for such ETF shares equals the prior adjustment factor for such ETF shares plus the product of:

•	the prior adjustment factor for such ETF shares, and

•
a fraction, the numerator of which is the amount of the extraordinary cash dividend per EFT share and the denominator of which is the closing level of such ETF shares on the trading day for such ETF shares before the ex-dividend date for such ETF shares.

•	in case underlying shares are shares of common stock or American depositary shares,

The adjustment factor for the underlying shares will initially be set to 1.0 and will be adjusted as specified below. No adjustments to an adjustment factor will be required other than those specified below. The calculation agent will not be required to make any adjustments to any adjustment factor after the close of business on the final determination date. The required adjustments specified below do not cover all events that could affect the price or level of any underlying shares.

No adjustment to the adjustment factor for any underlying shares will be required unless such adjustment would require an increase or decrease of at least 1% of such adjustment factor, but any adjustment that would otherwise be required to be made will be carried forward and taken into account in any subsequent adjustment of such adjustment factor.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the adjustment factor for any underlying shares and of any related determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

For purposes of these adjustments, except as noted below, if ADSs are serving as the underlying shares, all adjustments to the adjustment factor for such underlying shares will be made based on the occurrence of the corporate events specified below with respect to the applicable underlying foreign equity securities. Therefore, for example, if the applicable underlying foreign equity securities are subject to a two-for-one stock split, and assuming the then-prevailing adjustment factor for such underlying shares is equal to 1.0, the adjustment factor for such underlying shares would be adjusted to be equal to 2.0. If the relevant underlying shares are ADSs, the term “dividend” used in this section, with respect to such underlying shares, will mean, unless otherwise specified in the applicable pricing supplement, the dividend paid to holders of the ADSs, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

If ADSs are serving as the relevant underlying shares, no adjustment to the applicable ADS price or the applicable adjustment factor, including those described below, will be made if (1) holders of such ADSs are not affected by any of the corporate events described below or (2) (and to the extent that) the calculation agent determines in its sole discretion that the issuer or the depositary for such ADSs has already adjusted the number of shares of the applicable underlying equity securities represented by such ADSs to reflect the corporate event in question, as determined by the calculation agent in its sole discretion. However, to the extent that the number of shares of the applicable underlying equity securities represented by such ADSs is changed for any other reason, appropriate adjustments to the adjustments described herein (which may include ignoring such provision, if appropriate) will be made to reflect such change.

Stock splits and reverse stock splits

If the relevant underlying shares are subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor for such underlying shares will be adjusted so that the new adjustment factor for such underlying shares equals the product of:

•	the prior adjustment factor for such underlying shares, and

•
the number of shares that a holder of one share of such underlying shares before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

Stock dividends or distributions

If the relevant underlying shares are subject to a (i) stock dividend, i.e., an issuance of additional shares of such underlying shares, that is given ratably to all or substantially all holders of such underlying shares, or (ii) distribution of shares of such underlying shares as a result of the triggering of any provision of the corporate charter of the underlying share issuer of such underlying shares or otherwise, then, once such underlying shares are trading ex-dividend, the adjustment factor for such underlying shares will be adjusted so that the new adjustment factor for such underlying shares equals the prior adjustment factor for such underlying shares plus the product of:

•	the prior adjustment factor for such underlying shares, and

•	the number of additional shares of such underlying shares issued in the stock dividend or distribution with respect to one share of such underlying shares.

Non-cash dividends or distributions

If the relevant underlying share issuer distributes shares of capital stock, evidences of indebtedness or other assets or property of such underlying share issuer to all or substantially all holders of such underlying shares (other than dividends, distributions or issuances referred to under “—Stock splits and reverse stock splits” or “—Stock dividends or distributions” above or “—Issuance of transferable rights or warrants” or “—Extraordinary cash dividends or distributions” below), then, once such underlying shares are trading ex-dividend, the adjustment factor for such underlying shares will be adjusted so that the new adjustment factor for such underlying shares equals the product of:

•	the prior adjustment factor for such underlying shares, and

•
a fraction, the numerator of which is the current market price of such underlying shares and the denominator of which is the amount by which such current market price exceeds the fair market value of such distribution.

The “current market price” of the underlying shares means the arithmetic average of the closing prices of one share of such underlying shares for the ten underlying business days for such underlying shares prior to the underlying business day for such underlying shares immediately preceding the ex-dividend date of the dividend or distribution requiring an adjustment to the adjustment factor for such underlying shares.

The “ex-dividend date,” with respect to a dividend or other distribution on the underlying shares, means the first trading day for such underlying shares on which transactions in such underlying shares trade on the relevant exchange for such underlying shares without the right to receive that dividend or other distribution.

The “fair market value” of a distribution on the underlying shares means the value of the property distributed in respect of one share of such underlying shares in such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange or on a foreign securities exchange or market, the fair market value per share or other unit of such distributed property will equal the closing price of one share or other unit of such distributed property on such ex-dividend date, as determined by the calculation agent.

Notwithstanding the foregoing, a distribution on the underlying shares described in clause (a), (d) or (e) of the section entitled “—Reorganization events” below that also would require an adjustment under this section will not cause an adjustment to the adjustment factor under this “Non-cash dividends or distributions” section and will only be treated as a reorganization event (as defined below) pursuant to clause (a), (d) or (e) under the section entitled “—Reorganization events.” A distribution on an underlying share described in the section entitled “—Issuance of transferable rights or warrants” that also would require an adjustment under this section will not cause an adjustment to the adjustment factor under this “Non-cash dividends or distributions” section and will only cause an adjustment pursuant to the section entitled “—Issuance of transferable rights or warrants.”

Extraordinary cash dividends or distributions

A dividend or other distribution consisting exclusively of cash to all or substantially all holders of underlying shares will be deemed to be an extraordinary cash dividend if its per share value exceeds that of the immediately preceding non-extraordinary cash dividend, if any, for such underlying shares by an amount equal to at least 10% of the closing level of such underlying shares on the first trading day for such underlying shares immediately preceding the ex-dividend date, unless otherwise specified in the applicable pricing supplement.

If an extraordinary cash dividend occurs, the adjustment factor for the affected underlying shares will be adjusted so that the new adjustment factor for such underlying shares equals the prior adjustment factor for such underlying shares plus the product of:

•	the prior adjustment factor for such underlying shares, and

•
a fraction, the numerator of which is the amount of the extraordinary cash dividend per share of such reference share and the denominator of which is the closing level of such reference share on the trading day for such reference share before the ex-dividend date for such reference share.

Issuance of transferable rights or warrants

If the relevant underlying share issuer issues transferable rights or warrants to all holders of its underlying shares to subscribe for or purchase shares of such underlying shares, including new or existing rights to purchase shares of such underlying shares, at an exercise price per share that is less than the closing price of one share of such underlying shares on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights and warrants, pursuant to a shareholder’s rights plan or arrangement or otherwise, and if the expiration date of such rights or warrants precedes the maturity date, then the adjustment factor for such underlying shares will be adjusted on the business day immediately following the issuance of such transferable rights or warrants so that the new adjustment factor for such underlying shares equals the prior adjustment factor for such underlying shares plus the product of:

•	the prior adjustment factor for such underlying shares, and

•	the number of shares of such underlying shares that could be purchased in the market with the cash value of such rights or warrants distributed on one share of such underlying shares.

The number of shares of such underlying shares that could be purchased in the market will be based on the closing price of such underlying shares on the date the new adjustment factor for such underlying shares is determined. The cash value of such rights or warrants, if the rights or warrants are traded on a U.S. national securities exchange or a foreign securities exchange or market, will equal the closing price of such rights or warrants, or, if the rights or warrants are not traded on a U.S. national securities exchange or a foreign securities exchange or market, will be determined by the calculation agent and will equal the average (mean) of the bid prices obtained from three dealers at 3:00 p.m., New York City time, on the date the new adjustment factor is determined, provided that if only two such bid prices are available, then the cash value of such rights or warrants will equal the average (mean) of such bids and if only one such bid is available, then the cash value of such rights or warrants will equal such bid.

Reorganization events

If, prior to the maturity date,

(a)           there occurs any reclassification or change of the relevant underlying shares, including, without limitation, as a result of the issuance of tracking stock by the underlying share issuer,

(b)           an underlying share issuer, or any surviving entity or subsequent surviving entity of such underlying share issuer (a “successor entity”), has been subject to a merger, combination or consolidation and is not the surviving entity, or is the surviving entity but all outstanding shares of the relevant underyling shares are exchanged for or converted into other property,

(c)           any statutory exchange of the shares of underlying shares of an underlying share issuer or any successor entity with another corporation occurs, other than pursuant to clause (b) above,

(d)           an underlying share issuer is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law,

(e)           an underlying share issuer issues to all of its shareholders equity securities of an issuer other than such underlying share issuer, other than in a transaction described in clauses (b), (c) or (d) above (a “spin-off event”), or

(f)           a tender or exchange offer or going-private transaction is commenced for all the outstanding shares of an underlying share issuer and is consummated and completed for all or substantially all of such shares, as determined by the calculation agent in its sole discretion (an event in clauses (a) through (f), a “reorganization event”), then the price on any day for such underlying shares or, in the case of a spin-off event, the adjustment factor for such underlying shares will be adjusted as set forth below.

If a reorganization event with respect to the relevant underlying shares, other than a spin-off event, occurs as a result of which the holders of such underlying shares receive exchange property, then the price on any day for such underlying shares will be determined by reference to the value of the exchange property following the effective date for such reorganization event. The value of the exchange property will be calculated as the sum of the values of the components of the exchange property as described below:

•
If the exchange property consists of securities (including, without limitation, securities of the underlying share issuer or securities of foreign issuers represented by ADSs) traded on a U.S. national securities exchange or on a foreign securities exchange or market (“exchange traded securities”), the value of such exchange property will equal the closing price on the relevant exchange or market for such exchange-traded securities.

•
if the exchange property consists of cash, property other than exchange traded securities or a combination thereof, the calculation agent will value such exchange property as if such exchange property was liquidated on the date holders of such underlying shares received such non-cash exchange property upon terms that it deems commercially reasonable, and the value of such exchange property will equal the aggregate cash amount, including both the exchange property consisting of cash and the amount resulting from the valuation or liquidation of such non-cash exchange property.

“Exchange property,” with respect to the relevant underlying shares that are subject to a reorganization event other than a spin-off event, will consist of any shares of such underlying shares that continue to be held by the holders of such underlying shares, and any securities, cash or any other assets distributed to the holders of such underlying shares with respect to one share of such underlying shares in or as a result of such reorganization event. In the event of any reorganization event in which an offeree may elect to receive cash or other property, exchange property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive the maximum amount of cash, as determined by the calculation agent in its sole discretion. No interest will accrue on any exchange property.

In the event exchange property consists of securities, those securities will, in turn, be subject to the adjustments and market disruption events contained herein.

In the case of a tender or exchange offer or going private transaction for all the outstanding shares of the underlying share issuer that is consummated and completed for all or substantially all of such shares and that involves exchange property of a particular type, exchange property will be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer or going-private transaction with respect to such exchange property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going private transaction).

The calculation agent will be solely responsible for the determination and calculation of the exchange property if a reorganization event occurs, the value thereof and its effect on the final share price of the relevant underlying shares.

If a spin-off event with respect to the relevant underlying shares occurs, then, on and after the ex-dividend date for such underlying shares for the distribution of equity securities subject to such spin-off event, the adjustment factor for such underlying shares will be adjusted so that the new adjustment factor for such underlying shares equals the product of:

•	the prior adjustment factor for such underlying shares, and

•
a fraction, the numerator of which is the closing price per share of such underlying shares on the trading day immediately preceding the ex-dividend date for such underlying shares with respect to the spin-off event and the denominator of which is the closing price per share of such underlying shares on the trading day immediately succeeding the ex-dividend date for such underlying shares with respect to the spin-off event.

As a result, following a spin-off event, holders of the securities will not participate in any way in the returns or market performance of the equity securities issued to holders of such underyling shares in such spin-off event.

Delisting of ADSs or termination of ADS facility

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the underlying shares and of any related determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

If ADSs serving as underlying shares (the “original underlying shares”) are no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act, or included in the OTC Bulletin Board, or if the ADS facility between the issuer of the applicable underlying foreign equity securities and the ADS depositary is terminated for any reason, then, on and after the date such ADSs are no longer so listed or admitted to trading or the date of such termination, as applicable (the “change date”), the calculation agent, in its sole discretion, will either (A) determine the successor underlying shares (as defined below) to such ADSs after the close of the principal trading session on the trading day immediately prior to the change date in accordance with the following paragraph (each successor stock as so determined, the “successor underlying shares” and such successor foreign equity security issuer, a “successor foreign underlying share issuer”) or (B) select the applicable underlying foreign equity securities to replace such original underlying shares.

The “successor underlying shares” with respect to an ADS will be the ADS of a company selected by the calculation agent organized in, or with its principal executive office located in, the country in which the underlying share issuer of such original underlying shares is organized or has its principal executive office, and that are then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary Standard Industrial Classification Code (“SIC Code”) as such original underyling shares that, in the sole discretion of the calculation agent, is the most comparable to such original underlying shares, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility; provided, however, that the successor underyling shares will not be any ADS that is (or the underlying equity security for which is) subject to a trading restriction under the trading restriction policies of Credit Suisse or any of its affiliates that would materially limit the ability of Credit Suisse or any of its affiliates to hedge the securities with respect to such ADS (a “Hedging Restriction”); provided further that if the successor underlying shares cannot be identified as set forth above for which a Hedging Restriction does not exist, such successor underlying shares will be selected by the calculation agent and will be the ADS of a company that (i) is organized in, or with its principal executive office located in, the country in which the issuer of such original underlying shares is organized or has its principal executive office, (ii) is then registered to trade on the NYSE or The NASDAQ Stock Market, (iii) in the sole discretion of the calculation agent is the most comparable to such original underlying shares, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility, (iv) is within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for such original underlying shares and (v) is not subject to a Hedging Restriction. Notwithstanding the foregoing, if the successor underlying shares cannot be identified in the country in which the issuer of such original underlying shares is organized or has its principal executive office, as set forth above, such successor underlying shares will be selected by the calculation agent and will be the equity security of a company that is then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary SIC Code as such original underlying shares that in the sole discretion of the calculation agent is the most comparable to such original underlying shares, taking into account such factors as the calculation agent deems relevant including, without limitation, market capitalization, dividend history and stock price volatility, and that is not subject to a Hedging Restriction.

Upon the determination by the calculation agent of any successor underlying shares pursuant to clause (A) of the first paragraph under “—Delisting of ADSs or termination of ADS facility,” on and after the change date, references in this product supplement or the applicable pricing supplement to such “underlying shares” will no longer be deemed to refer to the original underlying shares and will be deemed instead to refer to any such successor underlying shares for all purposes, and references in this product supplement or the applicable pricing supplement to “underlying share issuer” of the original underlying shares will be deemed to be to any such successor underlying share issuer. Upon the selection of any successor underlying shares by the calculation agent pursuant to clause (A) of the first paragraph under “—Delisting of ADSs or termination of ADS facility,” on and after the change date, (i) the initial share price for such successor underlying shares will be equal to the initial share price of the original underlying shares, (ii) (1) for securities linked to a single underlying share, the final share price for such successor underlying shares will be the closing price of one share of such successor underlying shares on the determination date or the arithmetic average of the closing prices of one share of such successor underlying shares, in each case times the adjustment factor on such date, provided that, for securities with determination dates, if an adjustment to the adjustment factor for such successor underlying shares would have become effective in accordance with “—Antidilution Adjustments” above after the first determination date but on or prior to the final determination date, the adjustment factor for such successor underlying shares will be so adjusted for the event giving rise to such adjustment effective date only on the determination dates occurring on or after such adjustment effective date, or (2) for securities linked to more than one underlying share, the final share price for such successor underlying shares on any trading day will be the closing price of one share of such successor underlying shares on such trading day times the adjustment factor for such successor underlying shares on such trading day, and (iii) the adjustment factor for such successor underlying shares will be an amount as determined by the calculation agent in good faith as of the change date, taking into account, among other things, the closing price of the original underlying shares on the trading day immediately preceding the change date, subject to adjustment for certain corporate events related to such successor underlying shares in accordance with “—Antidilution Adjustments.”

Following the selection of the successor underlying shares, the adjustment factor of the successor underlying shares will be subject to adjustment as described above under “—Antidilution Adjustments.”

If the successor underlying shares are selected, we will, or will cause the calculation agent to, provide written notice to the trustee, to us and to DTC within thirty business days immediately following the change date, of the successor underlying share issuer, the successor underlying shares and the initial share price for such successor underlying shares, as well as the original underlying shares so replaced. We expect that such notice will be passed on to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If the calculation agent selects the applicable underlying equity security to replace the underlying shares pursuant to clause (B) of the first paragraph under “—Delisting of ADSs or termination of ADS facility” above, the adjustment factor for such underlying shares will thereafter equal the last value of the adjustment factor for the ADS multiplied by the number of the applicable underlying equity securities represented by a single ADS, subject to further adjustments as described under “—Adjustments.” The final share price for such underlying shares will be expressed in U.S. dollars, converting the closing price of the applicable underlying stock on the final determination date into U.S. dollars using the applicable exchange rate as described below.

On any date of determination, the applicable exchange rate will be the spot rate of the local currency of the applicable underlying equity security relative to the U.S. dollar as reported by Reuters Group PLC (“Reuters”) on the relevant page for such rate at approximately the closing time of the relevant exchange for the applicable underlying equity security on such day. However, (1) if such rate is not displayed on the relevant Reuters page on such date of determination, the applicable exchange rate on such day will equal an average (mean) of the bid quotations in The City of New York received by the calculation agent at approximately 11:00 a.m., New York City time, on the business day immediately following the date of determination, from three recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation) or, (2) if the calculation agent is unable to obtain three such bid quotations, the average of such bid quotations obtained from two recognized foreign exchange dealers or, (3) if the calculation agent is able to obtain such bid quotation from only one recognized foreign exchange dealer, such bid quotation, in each case for the purchase of the applicable foreign currency for U.S. dollars in the aggregate principal amount of the securities for settlement on the third business day following the date of determination. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the applicable exchange rate in its sole discretion.

Alternate Exchange Calculation in Case of an Event of Default

In case an event of default (as defined in the accompanying prospectus) with respect to the securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (in accordance with the acceleration provisions set forth in the accompanying prospectus) will be determined by the calculation agent and will equal, for each of the securities, the arithmetic average, as determined by the calculation agent, of the fair value of the securities as determined by at least three but not more than five broker dealers (which may include any of our subsidiaries or affiliates) as will make such fair value determinations available to the calculation agent.

Discontinuance of the Underlying Shares of an Exchange-Traded Fund and/or Share Underlying Index; Alteration of Method of Calculation

The calculation agent will be solely responsible for the determination and calculation of any adjustments to any underlying shares and of any related determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

If the underlying shares are de-listed from their relevant exchange, liquidated or otherwise terminated, the calculation agent will substitute them with the shares of an exchange-traded fund that the calculation agent determines, in its sole discretion, is comparable to the discontinued underlying shares (such exchange-traded fund, the “successor underlying shares”). If the underlying shares are de-listed, liquidated or otherwise terminated and the calculation agent determines that no successor underlying shares are available, then the calculation agent will, in its sole discretion, calculate the appropriate closing level of one underlying share by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the underlying shares. If  successor underlying shares are selected or the calculation agent calculates the closing level by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the underlying shares, those successor underlying shares or closing level will be substituted for the underlying shares for all purposes of the securities.

If at any time:

•	the share underlying index is changed in a material respect; or

•
the underlying shares in any other way are modified so that they do not, in the opinion of the calculation agent, fairly represent the closing level of one underlying share had those changes or modifications not been made;

then, from and after that time, the calculation agent will make those calculations and adjustments as, in the good-faith judgment of the calculation agent, may be necessary in order to arrive at a closing level as if those changes or modifications had not been made, and calculate the closing level with reference to such underlying shares, as adjusted.

The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

The calculation agent will be solely responsible for the method of calculating the closing level of one share of an exchange-traded fund and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Auto-Callable Securities Linked to Both Indices and Shares

If the applicable pricing supplement indicates that the securities are linked to both indices and shares, (i) the provisions under “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” will apply for calculations and determinations relating to the underlying shares of one or more common stocks or exchange-traded funds and (ii) the provisions under the other sections of “Description of Auto-Callable Securities” will apply for calculations and determinations relating to the underlying index or indices.

Trustee

The “trustee” for each offering of the securities issued under our indenture dated March 29, 2007, will be The Bank of New York Mellon, a New York banking corporation, formerly known as The Bank of New York.

For a further description of procedures regarding global securities representing book-entry securities, we refer you to “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Book-Entry System” in the accompanying prospectus and “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement.

Agent

Unless otherwise specified in the applicable pricing supplement, the “agent” for each underwritten offering of securities will be Credit Suisse Securities (USA) LLC (“CSSU”).

Listing

The securities will not be listed on any securities exchange, unless otherwise specified in the applicable pricing supplement.

Calculation Agent and Calculations

The “calculation agent” for the securities will be Credit Suisse International.  As Calculation Agent, Credit Suisse International will determine the initial index value, the initial share price, the index closing value or the determination closing price on any determination date other than the final determination date, as applicable, the final index value or the final share price, as applicable, and the payment at maturity that we describe in the section of this product supplement called “Description of Auto-Callable Securities—Alternate Exchange Calculation in Case of an Event of Default” or “—Auto-Callable Securities Linked to Underlying Shares—Alternate Exchange Calculation in Case of an Event of Default,” as applicable.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us. The calculation agent will have no responsibility for good-faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise.

All calculations with respect to the payment at maturity, if any, and the trigger level for securities will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655) and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an owner of the securities, including with respect to certain determinations and judgments that the calculation agent must make.  See “Description of Auto-Callable Securities—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” or “—Auto-Callable Securities Linked to Underlying Shares—Discontinuance of the Underlying Shares of an Exchange-Traded Fund and/or Share Underlying Index; Alteration of Method of Calculation,” as applicable, and the definition of market disruption event under “Description of Auto-Callable Securities—General Terms of the Securities—Some Definitions” or “—Auto-Callable Securities Linked to Underlying Shares—Some Definitions,” as applicable.  The calculation agent will not act as your agent. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between you and the calculation agent. CSSU, as a registered broker-dealer, is required to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the securities to restrict the use of information relating to the calculation of the final index value or the final share price, as applicable, prior to the dissemination of such information.  Credit Suisse International is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Purchases

We may at any time purchase any securities, which may, in our sole discretion, be held, sold or cancelled.

Cancellation

Upon the purchase and surrender for cancellation of any securities by us or the redemption of any securities, such securities will be cancelled by the trustee.

Book-entry, delivery and form

We will issue the securities in the form of one or more fully registered global securities, or the global notes, in denominations specified in the applicable pricing supplement. We will deposit the notes with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the notes in the name of Cede & Co., DTC’s nominee. Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

As long as the securities are represented by the global notes, we will pay the early redemption payment or payment at maturity on the securities, if any, to or as directed by DTC as the registered holder of the global notes. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date.

For a further description of procedures regarding global securities representing book-entry securities, we refer you to “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Book-Entry System” in the accompanying prospectus and “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement.

New York Law to Govern

The securities will be governed by, and construed in accordance with, the laws of the State of New York.

Interest and Principal Payments

You should read the section called “Description of Debt Securities” in the accompanying prospectus, where we describe generally how principal and interest payments, if any, on the securities are made, how exchanges and transfers of the securities are effected and how fixed and floating rates of interest on the securities, if any, are calculated.

Further issues

We may from time to time, without notice to or the consent of the registered holders of the securities, create and issue further securities ranking pari passu with the securities being offered hereby in all respects. Such further securities will be consolidated and form a single series with the securities being offered hereby and will have the same terms as to status, redemption or otherwise as the securities being offered hereby.

Notices

Notices to holders of the securities will be made by first-class mail, postage prepaid, to the registered holders.

USE OF PROCEEDS AND HEDGING

Unless otherwise specified in the applicable pricing supplement, we intend to use the proceeds from each offering (as indicated in the applicable pricing supplement) for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the proceeds from any offering to hedge our obligations under the securities. In addition, we may also invest the proceeds temporarily in short-term securities.  The net proceeds will be applied exclusively outside Switzerland unless Swiss fiscal laws allow such usage in Switzerland without triggering Swiss withholding taxes on interest payments on debt instruments.

One or more of our affiliates before and following the issuance of the securities may acquire or dispose of positions relating to any underlying asset(s) or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, such underlying asset(s) or any components included in or comprising such underlying asset(s), to hedge our obligations under the securities. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the level of any underlying asset(s). Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the level of any underlying asset(s) or the value of the securities, we cannot assure you that these activities will not have such an effect.

From time to time after issuance and prior to the maturity of the securities, depending on market conditions (including the level of any underlying asset(s)), in connection with hedging certain of the risks associated with the securities, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, any underlying asset(s) or any components included in or comprising any underlying asset(s). In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in any underlying asset(s) or the components included in or comprising any underlying asset(s), we or one or more of our affiliates may liquidate a portion of those holdings at or about the time of the maturity of the securities. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities will not be limited to any particular exchange or market.

The original issue price of the securities will include the commissions paid to CSSU with respect to the securities and the cost of hedging our obligations under the securities. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

AUTO-CALLABLE SECURITIES OFFERED ON A GLOBAL BASIS

If we offer the securities on a global basis, we will so specify in the applicable pricing supplement.  For a further description of procedures regarding global securities representing book-entry securities, we refer you to “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Book-Entry System” in the accompanying prospectus and “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement.

BENEFIT PLAN INVESTOR CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we, the agent, and certain of our respective subsidiaries and affiliates may each be considered “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which we or any of our its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding thereof that either (a) it is not a Plan or a Plan Asset Entity, is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding or disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments.  The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities.  The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)      the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)      we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)     any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)    our interests are adverse to the interests of the purchaser or holder; and

(v)     neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any of the securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

THE UNDERLYING ASSET(S)

The underlying assets to which the securities are linked will be specified in an underlying supplement or the applicable pricing supplement. If any underlying asset is replaced by a successor underlying asset as set forth herein, such successor underlying asset will be substituted for that underlying asset for all purposes of the securities, as determined by the calculation agent in its sole discretion.

We will provide historical price or level information on any underlying asset in the relevant pricing supplement. You should not take any of those historical prices or levels as an indication of future performance. Neither we nor any of our affiliates makes any representation to you as to the performance of any underlying asset.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes material U.S. federal income tax consequences of owning and disposing of the securities that may be relevant to holders of the securities that acquire their securities from us as part of the original issuance of the securities.  This discussion applies only to holders that hold their securities as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”).  Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

•	a financial institution,

•	a mutual fund,

•	a tax-exempt organization,

•	a grantor trust,

•	certain U.S. expatriates,

•	an insurance company,

•	a dealer or trader in securities or foreign currencies,

•	a person (including traders in securities) using a mark-to-market method of accounting,

•	a person who holds a security as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction, or

•	an entity that is treated as a partnership for U.S. federal income tax purposes.

The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect.  Tax consequences under state, local and foreign laws are not addressed herein.  No ruling from the IRS has been obtained as to the U.S. federal income tax consequences of the ownership and disposition of the securities, and the following discussion is not binding on the IRS.

You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of the securities, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

IRS CIRCULAR 230 REQUIRES THAT WE INFORM YOU THAT ANY TAX STATEMENT HEREIN REGARDING ANY U.S. FEDERAL TAX IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY PENALTIES. ANY SUCH STATEMENT HEREIN WAS WRITTEN TO SUPPORT THE MARKETING OR PROMOTION OF THE TRANSACTION(S) OR MATTER(S) TO WHICH THE STATEMENT RELATES.  A PROSPECTIVE INVESTOR (INCLUDING A TAX-EXEMPT INVESTOR) IN THE SECURITIES

SHOULD CONSULT ITS OWN TAX ADVISOR IN DETERMINING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

Characterization of the Securities

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of your securities.  Thus, the characterization of the securities is not certain.  Due to the terms of the securities and the uncertainty of the tax law with respect to characterization of the securities, our special tax counsel, Orrick, Herrington & Sutcliffe LLP, is unable to opine on the characterization of the securities for U.S. federal income tax purposes.  The possible alternative characterizations and risks to investors of such characterizations are discussed below.  Based on the advice of our special tax counsel, we intend to treat the securities, for U.S. federal income tax purposes, as prepaid financial contracts with respect to the underlying, that are eligible for open transaction treatment in part.  In the absence of an administrative or judicial ruling to the contrary, we and, by acceptance of a security, you agree to treat your security for all tax purposes in accordance with such characterization.  In light of the fact that we agree to treat the securities as prepaid financial contracts, the balance of this discussion assumes that the securities will be so treated.

Alternative Characterizations of the Securities

You should be aware that the characterization of the securities as described above is not certain, nor is it binding on the IRS or the courts.  Thus, it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described below.

For example, the IRS might assert that securities with a term of more than one year constitute debt instruments that are “contingent payment debt instruments” that are subject to special tax rules under the applicable Treasury regulations governing the recognition of income over the term of your securities.  If the securities were to be treated as contingent payment debt instruments, you would be required to include in income on an economic accrual basis over the term of the securities an amount of interest that is based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your securities, or the comparable yield.  The characterization of securities as contingent payment debt instruments under these rules is likely to be adverse.  However, if the securities had a term of one year or less, the rules for short-term debt obligations would apply rather than the rules for contingent payment debt instruments.  Under Treasury regulations, a short-term debt obligation is treated as issued at a discount equal to the difference between all payments on the obligation and the obligation’s issue price.  The obligation’s issue price will reflect any discount or concession made in connection with the acquisition of the obligation.  A cash method U.S. Holder that does not elect to accrue the discount in income currently should include the payments attributable to interest on the security as income upon receipt.  Under these rules, any contingent payment would be taxable upon receipt by a cash basis taxpayer as ordinary interest income.  You should consult your tax advisor regarding the possible tax consequences of characterization of the securities as contingent payment debt instruments or short-term debt obligations.

Alternatively, it is possible that a security could instead be characterized, for U.S. federal income tax purposes, as (1) one or more put options granted by the holder against the value of the underlying and (2) a deposit with us of cash to secure the holder’s potential obligation.  In accordance with this tax treatment, a portion of each coupon (a “Coupon”) would be treated as interest on the deposit, and the balance would be treated as put premium received by the holder in respect of the put option granted to us by the holder.  In such case, the holder would recognize interest income on the deposit and capital loss upon settlement of a put option.  Capital gain would be recognized upon lapse of a put option.

It is also possible that the IRS would seek to characterize a security as a notional principal contract (an “NPC”).  In general, payments on an NPC are accrued ratably (as ordinary income or deduction, as the case may be) over the period to which they relate income regardless of an investor’s usual method of tax accounting.  Payments made to terminate an NPC (other than perhaps a final scheduled payment) are capital in nature.  Deductions for NPC payments may be limited in certain cases.  Certain payments under an NPC may be treated as U.S. source income.

The IRS could also seek to characterize your securities as Code section 1256 contracts in the event that they are listed on a securities exchange.  In such case, the securities would be marked-to-market at the end of the year and 40% of any gain or loss would be treated as short-term capital gain or loss, and the remaining 60% of any gain or loss would be treated as long-term capital gain or loss.  Alternatively, in the event that the securities have a term of more than one year and reference an equity interest in a “pass-thru entity” within the meaning of Code section 1260 (which includes shares in, among others, an exchange-traded fund, a regulated investment company, a real estate investment trust, a partnership or a trust), the IRS might assert that the securities constitute a “constructive ownership transaction.”  If the securities were treated as a constructive ownership transaction, under Code section 1260, all or a portion of your gain, if any, from the securities would be recharacterized as ordinary income, and you would be required to pay additional tax calculated by reference to interest on the tax on such recharacterized income.  We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

U.S. Holders

For purposes of this discussion, the term “U.S. Holder,” for U.S. federal income tax purposes, means a beneficial owner of securities that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes.  If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds securities, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership.  If you are a partnership, or a partner of a partnership, holding securities, you should consult your tax advisor regarding the tax consequences to you from the partnership's purchase, ownership, and disposition of the securities.

Payment of Coupons

In accordance with the agreed-upon tax treatment described above, U.S. Holders should include the amount of any Coupon in income as received or accrued, based on their method of accounting.

Payment at Redemption or Maturity of the Securities

If the securities provide for payment from us, at redemption or maturity, of an amount in cash based on the return of the underlying, upon receipt of the redemption or maturity amount of the securities from us, a U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received from us and the U.S. Holder’s tax basis in the security at that time.  Such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the security for more than one year at redemption or maturity.  If the securities provide for the payment of the redemption or maturity amount in physical shares or units of the underlying, the U.S. Holder should not recognize any gain or loss with respect to the security (other than with respect to cash received in lieu of fractional shares or units, as described below).  A U.S. Holder should have a tax basis in all physical shares or units received (including for this purpose any fractional shares or units) equal to its tax basis in the security (generally its cost).  A U.S. Holder’s holding period for any physical shares or units received should start on the day after the delivery of the physical shares or units.  A U.S. Holder should generally recognize short-term capital gain or loss with respect to cash received in lieu of fractional shares or units in an amount equal to the difference between the amount of such cash received and the U.S. Holder’s basis in the fractional shares or units, which should be equal to the U.S. Holder’s basis in all of the reference shares or units (including the fractional shares or units), multiplied by a fraction, the numerator of which is the fractional shares or units and the denominator of which is all of the physical shares or units (including fractional shares or units).

Sale or Exchange of the Securities

Upon the sale or other taxable disposition of a security, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. Holder’s tax basis in the security (generally its cost).  Such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the security for more than one year at the time of disposition.

Securities Held Through Foreign Entities

Under the “Hiring Incentives to Restore Employment Act” (the “Act”) and recently finalized regulations, a 30% withholding tax is imposed on “withholdable payments” and certain “passthru payments” made to foreign financial institutions (and their more than 50% affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account at the institution (or the institution’s affiliates) and to annually report certain information about such account.  The term “withholdable payments” generally includes (1) payments of fixed or determinable annual or periodical gains, profits, and income (“FDAP”), in each case, from sources within the United States, and (2) for any sales or other dispositions occurring after December 31, 2016, gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States.  “Passthru payments” means any withholdable payment and any foreign passthru payment.  The Act also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%.  We will treat payments on the securities as withholdable payments for these purposes.

Withholding under the Act described above will apply to all withholdable payments and certain passthru payments without regard to whether the beneficial owner of the payment is a U.S. person, or would otherwise be entitled to an exemption from the imposition of withholding tax pursuant to an applicable tax treaty with the United States or pursuant to U.S. domestic law.  Unless a foreign financial institution is the beneficial owner of a payment, it will be subject to refund or credit in accordance with the same procedures and limitations applicable to other taxes withheld on FDAP payments provided that the beneficial owner of the payment furnishes such information as the IRS determines is necessary to determine whether such beneficial owner is a United States owned foreign entity and the identity of any substantial United States owners of such entity.  Pursuant to recently finalized regulations described above, the Act’s withholding regime generally will apply to (i) withholdable payments (other than gross proceeds of the type described above) made after December 31, 2013 (excluding payments made before January 1, 2015, with respect to a preexisting obligation to a payee that is not a prima facie foreign financial institution and for which a withholding agent does not have documentation indicating the payee's status as a passive non-financial foreign entity with one or more substantial U.S. owners) and (ii) payments of gross proceeds of the type described above with respect to a sale or disposition occurring after December 31, 2017, and (iii) foreign passthru payments made after the later of December 31, 2016, or six months after the date that final regulations defining the term ”foreign passthru payment” are published.  Additionally, the provisions of the Act discussed above generally will not apply to (a) any obligation (other than an instrument that is treated as equity for U.S. tax purposes or that lacks a stated expiration or term) that is outstanding on January 1, 2014 or (b) any obligation that produces withholdable payments solely because the obligation is treated as giving rise to a dividend equivalent pursuant to Code section 871(m) and the regulations thereunder that is outstanding at any point prior to six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents; and (c) any agreement requiring a secured party to make payments with respect to collateral securing one or more grandfathered obligations (even if the collateral is not itself a grandfathered obligation).  Thus, if you hold your securities through a foreign financial institution or foreign corporation or trust, a portion of any of your payments made after December 31, 2013 may be subject to 30% withholding.

Non-U.S. Holders Generally

The U.S. withholding tax consequences of any Coupon payment in respect of the securities is uncertain.  Given the uncertainty, we will withhold U.S. income tax at a rate of 30% on any Coupon payment.  It may be possible for a holder of the securities that is not a U.S. Holder (a “Non-U.S. Holder”) to take the position that some or all of a Coupon payment is exempt from the 30% U.S. withholding tax or subject to a reduced withholding tax rate under an applicable tax treaty.  Any Non-U.S. Holder taking the position that a Coupon payment is exempt from the 30% withholding tax or eligible for a reduced rate of U.S. withholding tax may seek a refund or credit of any excess amounts withheld by us by filing an appropriate claim for refund with the IRS.

Payment of the redemption or maturity amount by us in respect to the securities (except to the extent of any Coupons) to a Non-U.S. Holder that has no connection with the United States other than holding its securities will not be subject to U.S. withholding tax, provided that such Non-U.S. Holder complies with applicable certification requirements.  Any gain realized upon the sale or other disposition of the securities by a Non-U.S. Holder generally will not be subject to U.S. federal income tax unless (1) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (2) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met.  Any effectively connected gains described in clause (1) above realized by a Non-U.S. Holder that is, or is taxable as, a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the securities should refer to the discussion above relating to U.S. Holders.

Substitute Dividend and Dividend Equivalent Payments

The Act and recently proposed and temporary regulations treat a “dividend equivalent” payment as a dividend from sources within the United States.  Under the Act, unless reduced by an applicable tax treaty with the United States, such payments generally will be subject to U.S. withholding tax.  A “dividend equivalent” payment is (i) a substitute dividend payment made pursuant to a securities lending or a sale-repurchase transaction that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, (ii) a payment made pursuant to a “specified notional principal contract” that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, and (iii) any other payment determined by the IRS to be substantially similar to a payment described in the preceding clauses (i) and (ii).  Proposed regulations provide criteria for determining whether a notional principal contract will be a specified notional principal contract, effective for payments made after December 31, 2013.

Proposed regulations address whether a payment is a dividend equivalent.  The proposed regulations provide that an equity-linked instrument that provides for a payment that is a substantially similar payment is treated as a notional principal contract for these purposes.  An equity-linked instrument is a financial instrument or combination of financial instruments that references one or more underlying securities to determine its value, including a futures contract, forward contract, option, or other contractual arrangement.  The proposed regulations consider any payment, including the payment of the purchase price or an adjustment to the purchase price, to be a substantially similar payment (and, therefore, a dividend equivalent payment) if made pursuant to an equity-linked instrument that is contingent upon or determined by reference to a dividend (including payments pursuant to a redemption of stock that gives rise to a dividend) from sources within the United States.  The rules for equity-linked instruments under the proposed regulations will be effective for payments made after the rules are finalized.  Where the securities reference an interest in a fixed basket of securities or a “customized index,” each security or component of such basket or customized index is treated as an underlying security in a separate notional principal contract for purposes of determining whether such notional principal contract is a specified notional principal contract or an amount received is a substantially similar payment.

We will treat any portion of a payment on the securities that is substantially similar to a dividend as a dividend equivalent payment, which will be subject to U.S. withholding tax unless reduced by an applicable tax treaty and a properly executed IRS Form W-8 (or other qualifying documentation) is provided.  Non-U.S. Holders should consult their tax advisors regarding whether payments on the securities constitute dividend equivalent payments.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

The securities may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the securities at the time of his or her death.  The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States.  Individual Non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the securities at death.

IRS Notice and Proposed Legislation on Certain Financial Transactions

In Notice 2008-2, the IRS and the Treasury Department stated they are considering issuing new regulations or other guidance on whether holders of an instrument such as the securities should be required to accrue income during the term of the instrument.  The IRS and Treasury Department also requested taxpayer comments on (1) the appropriate method for accruing income or expense (e.g., a mark-to-market methodology or a method resembling the noncontingent bond method), (2) whether income and gain on such an instrument should be ordinary or capital, and (3) whether foreign holders should be subject to withholding tax on any deemed income accrual.  Additionally, unofficial statements made by IRS officials have indicated that they will soon be addressing the treatment of prepaid forward contracts in proposed regulations.

Accordingly, it is possible that regulations or other guidance may be issued that require holders of the securities to recognize income in respect of the securities prior to receipt of any payments thereunder or sale thereof.  Any regulations or other guidance that may be issued could result in income and gain (either at maturity or upon sale) in respect of the securities being treated as ordinary income.  It is also possible that a Non-U.S. Holder of the securities could be subject to U.S. withholding tax in respect of the securities under such regulations or other guidance.  It is not possible to determine whether such regulations or other guidance will apply to your securities (possibly on a retroactive basis).  You are urged to consult your tax advisor regarding Notice 2008-2 and its possible impact on you.

More recently, on January 24, 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments.  If enacted as proposed, the effect of that legislation generally would be to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.  You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Information Reporting Regarding Specified Foreign Financial Assets

The Act and temporary and proposed regulations generally require individual U.S. Holders (“specified individuals”) and “specified domestic entities” with an interest in any “specified foreign financial asset” to file an annual report on IRS Form 8938 with information relating to the asset, including the maximum value thereof, for any taxable year in which the aggregate value of all such assets is greater than $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year.  Certain individuals are permitted to have an interest in a higher aggregate value of such assets before being required to file a report.  The proposed regulations relating to specified domestic entities apply to taxable years beginning after December 31, 2011.  Under the proposed regulations, “specified domestic entities” are domestic entities that are formed or used for the purposes of holding, directly or indirectly, specified foreign financial assets.  Generally, specified domestic entities are certain closely held corporations and partnerships that meet passive income or passive asset tests and, with certain exceptions, domestic trusts that have a specified individual as a current beneficiary and exceed the reporting threshold.  Specified foreign financial assets include any depository or custodial account held at a foreign financial institution; any debt or equity interest in a foreign financial institution if such interest is not regularly traded on an established securities market; and, if not held at a financial institution, (1) any stock or security issued by a non-U.S. person, (2) any financial instrument or contract held for investment where the issuer or counterparty is a non-U.S. person, and (3) any interest in an entity which is a non-U.S. person.

Depending on the aggregate value of your investment in specified foreign financial assets, you may be obligated to file an IRS Form 8938 under this provision if you are an individual U.S. Holder.  Pursuant to a recent IRS Notice, reporting by domestic entities of interests in specified foreign financial assets will not be required before the date specified by final regulations, which will not be earlier than taxable years beginning after December 31, 2012.  Penalties apply to any failure to file IRS Form 8938.  Additionally, in the event a U.S. Holder (either a specified individual or specified domestic entity) does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related tax year may not close before the date which is three years after the date such information is filed. You should consult your own tax advisor as to the possible application to you of this information reporting requirement and related statute of limitations tolling provision.

Backup Withholding and Information Reporting

A holder of the securities (whether a U.S. Holder or a Non-U.S. Holder) may be subject to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules.  Backup withholding is not an additional tax.  You can claim a credit against your U.S. federal income tax liability for amounts withheld under the backup withholding rules, and amounts in excess of your liability are refundable if you provide the required information to the IRS in a timely fashion.  A holder of the securities may also be subject to information reporting to the IRS with respect to certain amounts paid to such holder unless it (1) is a Non-U.S. Holder and provides a properly executed IRS Form W-8 (or other qualifying documentation) or (2) otherwise establishes a basis for exemption.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Unless otherwise specified in the applicable pricing supplement, we will sell the securities to CSSU, acting as principal, at the discounts or concessions set forth in the applicable pricing supplement, for resale to one or more investors or other purchasers at the offering prices specified in the applicable pricing supplement. CSSU may offer the securities it has purchased as principal to other dealers. CSSU may sell securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount to be received by CSSU from us. After the initial public offering of any securities, the public offering price, concession and discount of such securities may be changed.

Each issue of securities will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable pricing supplement, CSSU intends to make a secondary market in the securities. Any of our broker dealer subsidiaries or affiliates, including CSSU, may use the offering documents in connection with the offers and sales of securities related to market making transactions by and through our broker dealer subsidiaries or affiliates, including CSSU, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker dealer subsidiaries or affiliates, including CSSU, may act as principal or agent in such transactions. None of our broker dealer subsidiaries or affiliates, including CSSU, has any obligation to make a market in the securities and any broker dealer subsidiary or affiliate that does make a market in the securities may discontinue any market making activities at any time without notice, at its sole discretion. No assurance can be given as to the liquidity of the trading market for the securities. Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on a national securities exchange in the United States or any other country.

We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

CSSU is one of our wholly owned subsidiaries. The net proceeds received from the sale of the securities will be used, in part, by CSSU or one of its affiliates in connection with hedging our obligations under the securities. The underwriting arrangements for any offering in which CSSU participates will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, CSSU may not sell the securities to any of its discretionary accounts without the prior written approval of the customer.

We have agreed to indemnify CSSU against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that CSSU may be required to make in that respect. We have also agreed to reimburse CSSU for expenses.

In connection with the offering, CSSU may engage in stabilizing transactions and over-allotment transactions in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•
Over-allotment involves sales by CSSU in excess of the principal amount of securities CSSU is obligated to purchase, which creates a short position. CSSU will close out any short position by purchasing securities in the open market.

These stabilizing transactions may have the effect of raising or maintaining the market prices of the securities or preventing or retarding a decline in the market prices of the securities. As a result, the prices of the securities may be higher than the prices that might otherwise exist in the open market.

CSSU and its affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with us and our affiliates in the ordinary course of business.

In the United States, the securities may be offered for sale in those jurisdictions where it is lawful to make such offers.

CSSU has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the securities directly or indirectly, or distribute any pricing supplement or this product supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the securities, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that it will not impose any obligations on us.

No action has been or will be taken by us or CSSU that would permit a public offering of the securities or possession or distribution of the offering documents in any jurisdiction other than the United States.

Concurrently with the offering of the securities as described in this product supplement, we may issue other securities from time to time as described in the accompanying prospectus supplement and prospectus.

Auto-Callable Securities Offered on a Global Basis

If the applicable pricing supplement indicates that any of our securities will be offered on a global basis, those registered global securities will be offered for sale in those jurisdictions outside of the United States where it is legal to make offers for sale of those securities.

The agent has represented and agreed, and any other agent through which we may offer any securities on a global basis will represent and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes the offering documents and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities, and we shall not have responsibility for the agent’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

With respect to sales in any jurisdictions outside of the United States of such securities offered on a global basis, purchasers of any such securities may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page of the applicable pricing supplement.

General

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the securities or possession or distribution of any offering documents in any jurisdiction, other than the United States, where action for that purpose is required.  No offers, sales or deliveries of the securities, or distribution of any offering documents or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, any agent or any dealer.

The agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes any offering documents and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities.  We shall not have responsibility for any agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Argentina

This document, and the documents related to the offering, have not been submitted to the Argentine Securities Commission (“Comisión Nacional de Valores”) for approval. Accordingly, the securities may not be offered or sold to the public in Argentina. This document does not constitute an offer of, or an invitation to purchase, the securities in Argentina.

Brazil

The securities have not been and will not be registered under the Brazilian Securities Commission and may not be offered or sold within Brazil or to, or for the account or benefit of, Brazilian persons except in a private offering. The Counterparty represents and agrees that it has not offered or sold, and shall not offer or sell, any securities constituting part of its allotment within Brazil. Accordingly, neither it, its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts with respect to the Products.

Chile

NEITHER THE ISSUER NOR THE SECURITIES HAVE BEEN REGISTERED WITH THE SUPERINTENDENCIA DE VALORES Y SEGUROS PURSUANT TO LAW NO. 18,045, THE LEY DE MERCADO DE VALORES, AND REGULATIONS THEREUNDER. THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER OF, OR AN INVITATION TO SUBSCRIBE FOR OR PURCHASE, THE SECURITIES IN THE REPUBLIC OF CHILE, OTHER THAN TO INDIVIDUALLY IDENTIFIED INVESTORS PURSUANT TO A PRIVATE OFFERING WITHIN THE MEANING OF ARTICLE 4 OF THE LEY DE MERCADO DE VALORES (AN OFFER THAT IS NOT “ADDRESSED TO THE PUBLIC AT LARGE OR TO A CERTAIN SECTOR OR SPECIFIC GROUP OF THE PUBLIC”).

Colombia

This document does not constitute a public offer in the republic of Colombia. The securities are offered under circumstances which do not constitute a public offering of securities under applicable Colombian securities laws and regulations. The offer of the securities is addressed to less than one hundred specifically identified investors. Credit Suisse’s products and/or services may not be promoted or marketed in Colombia or to Colombian residents unless such promotion and marketing is made in compliance with decree 2555 of 2010 and other applicable rules and regulations related to the promotion of foreign financial and/or securities related products or services in Colombia. Colombian eligible investors acknowledge Colombian laws and regulations (in particular, foreign exchange, securities and tax regulations) applicable to any transaction or investment consummated in connection with any applicable investment and under applicable regulations and represent that they are the sole liable party for full compliance with any such laws and regulations. In addition, the investor ensures that Credit Suisse will have no responsibility, liability or obligation in connection with any consent, approval, filing, proceeding, authorization or permission required by the investor or any actions taken or to be taken by the investor in connection with the offer, sale or delivery of Credit Suisse’s products and/or services under Colombian law.

European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of securities described in this product supplement may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the securities that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

•	to any legal entity that is a qualified investor as defined in the Prospectus Directive;

•
to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of the securities described in this product supplement located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For purposes of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state), and includes any relevant implementing measure in the relevant member state and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The sellers of the securities have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the securities as contemplated in this product supplement. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of the securities on behalf of the sellers or the underwriters.

Mexico

The securities have not been offered or sold and will not be offered or sold in Mexico by any subsidiary of the Issuer.

The securities have not and will not be registered with the National Registry of Securities maintained by the National Banking and Securities Commission of Mexico and have not and may not be publicly offered in Mexico. The securities may only be offered in Mexico pursuant to a private placement to institutional and qualified investors in Mexico as such terms are defined by the Mexican Ley del Mercado de Valores.

Panama

The securities have not been and will not be registered under the Panamanian Securities Law (Law-Decree N° 1 of July 8, 1999, as amended from time to time, the “Panamanian Securities Law”) or with the Panamanian Superintendence of the Securities Market (formerly the National Securities Commission) in reliance upon an exemption therefrom, since all invitations to subscribe for or purchase them shall be made on a “private basis” or in “transactions exempted” (as both terms are defined by said Law-Decree) from the registration requirements under the same.  Therefore this document has not been passed through the screening of and will not be subject to the supervision by the Panamanian Superintendence of the Securities Market (formerly the National Securities Commission).  Any representation to the contrary is unlawful.  Every investor of the securities must have knowledge and experience or must get professional advice in financial, tax and business matters when evaluating the risks and merits of investing in the securities.

The offering and transferability of the securities is restricted and there will be no public market for them.

Investors may not act, in regard to the securities, in any manner that would be characterized as a public offering (“Oferta Pública”), as defined under the Panamanian Securities Law, triggering registration or license requirements.  Investors must consult with their own local legal counsel regarding the legal requirements to avoid trespassing the thresholds of a “private placement” as defined by the Panamanian Securities Law.

In any case, the holder of any securities must agree: (i) not to make an offer to resell said securities to more than twenty five (25) persons (either individuals or companies); (ii) not to sell the same to more than ten (10) persons (either individuals or companies) within a year in the Republic of Panama or to persons domiciled in Panama; and (iii) not to offer or sell the securities through public communication media or in a fashion that may be considered by the Panamanian Superintendence of the Securities Market (formerly the National Securities Commission) as public or as being actively or publicly offering or requesting purchase or sale order.

Peru

The securities will not be subject to a public offering in the Republic of Peru.  Therefore, this document and other offering materials relating to the offer of the securities have not been, and will not be, registered with the Peruvian Superintendency of the Securities Market (Superintendencia del Mercado de Valores) (SMV).  This document and other offering materials relating to the offer of the securities are being supplied only to those Peruvian institutional investors who have expressly requested it.  They are strictly confidential and may not be distributed to any person or entity other than the recipients thereof.  In order for Peruvian Pension Funds to be offered and invest in the securities, all necessary registrations with the Peruvian Superintendency of Banks, Insurance and Pension Funds (Superintendencia de Banca, Seguros y AFPs) (SBS) will need to be made.  Other institutional investors, as defined by Peruvian legislation, must rely on their own examination of the Issuer and the terms of the offering of the securities to determine their ability to invest in them.

Uruguay

This is a private offering. The securities have not been, and will not be, registered with the Central Bank of Uruguay for public offer in Uruguay.

Credit Suisse AG